As filed with the Securities and Exchange Commission on May 5, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SHARPLINK GAMING, INC.
(Exact name of registrant as specified in our charter)

Delaware	7999	87-4752260
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer I.D. N.)

SharpLink Gaming, Inc.

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota

(612) 293-0619

(Address, including zip code and telephone number, including area code, of registrant’s principle executive offices)

Rob Phythian

Chief Executive Officer

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota

(612) 293-0619

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Richard G. Satin, Esq.	Ron Ben-Bassat, Esq.
Elliot Lee, Esq.	Eric Victorson, Esq.
Satin and Lee Law P.C..	Sullivan & Worcester LLP
200 Broadhollow Road, Suite 207	1251 Avenue of the Americas
New York, New York 10154	New York, New York 10020

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities or jurisdiction where the offer or sale is not permitted, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 5, 2025

Up to Shares of Common Stock

Pre-Funded Warrants to Purchase Up to Shares of Common Stock

Up to Shares of Common Stock Underlying Pre-Funded Warrants

Series A-1 Common Stock Warrants to Purchase Up to Shares of Common Stock

Series A-2 Common Stock Warrants to Purchase Up to Shares of Common Stock

Up to Shares of Common Stock Underlying Series A-1 and Series A-2 Common Stock Warrants

SHARPLINK GAMING, INC.

This is a reasonable best efforts public offering of (i) up to                    shares of common stock (the “Common Stock”), par value $0.0001 share (the “Common Stock”), or pre-funded warrants to purchase                    shares of Common Stock (the “Pre-Funded Warrants”) in lieu thereof, (ii) Series A-1 warrants (the “Series A-1 Common Stock Warrants”) to purchase an aggregate of up to                    shares of Common Stock, (iii) Series A-2 warrants (the “Series A-2 Common Stock Warrants” and together with the Series A-1 Common Stock Warrants, the “Common Warrants”) to purchase an aggregate of up to                    shares of Common Stock, and (iv)                    shares of Common Stock underlying the Common Warrants, at an assumed combined public offering price of $                    per Share and accompanying Common Warrants (assuming a public offering price equal to the last sale price of our Common Stock as reported by the Nasdaq Capital Market (“Nasdaq”) on                          , 2025). Each Common Warrant is assumed to have an exercise price of $                    per share of Common Stock (100% of the public offering price per share of Common Stock and Series A-1 and Series A-2 Common Stock Warrants). The Series A-1 Common Stock Warrants will be exercisable upon issuance and will expire five years from the date of issuance. The Series A-2 Common Stock Warrants will be exercisable upon issuance and will expire one year from the date of issuance.

We are also offering to those purchasers, if any, whose purchase of Common Stock in this offering would otherwise result in any such purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of such purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering, the opportunity to purchase Pre-Funded Warrants in lieu of Common Stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of such purchaser, 9.99%) of our outstanding shares of Common Stock. The purchase price for each Pre-Funded Warrant will equal the per share public offering price for the Common Stock in this offering less the $0.012 per share exercise price of each such Pre-Funded Warrant. Each Pre-Funded Warrant will be exercisable upon issuance. For each Pre-Funded Warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis.

For purposes of clarity, each share of Common Stock and each Pre-Funded Warrant to purchase one share of Common Stock is being sold together with a Series A-1 Common Stock Warrant to purchase one share of Common Stock and a Series A-2 Common Stock Warrant to purchase one share of Common Stock.. The shares of Common Stock and the Common Warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering.

These securities are being sold in this offering to certain purchasers under a securities purchase agreement dated , 2025 between us and such purchasers. Pursuant to this prospectus, we are also offering shares of Common Stock issuable upon the exercise of Pre-Funded Warrants, Series A-1 Common Stock Warrants and Series A-2 Common Stock Warrants offered hereby.

The shares issuable upon exercise of the Pre-Funded Warrants or Series A-1 or Series A-2 Common Stock Warrants will be issued upon the exercise thereof. Because there is no minimum number of securities or minimum aggregate amount of proceeds for this offering to close, we may sell fewer than all of the securities offered hereby, and purchasers in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus. Because there is no escrow account and there is no minimum offering amount, purchasers could be in a position where they have invested in our Company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Also, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan.

The offering of the Common Stock, Pre-Funded Warrants and the Common Warrants will terminate no later than May 30, 2025; however, the shares of Common Stock underlying the Pre-Funded Warrants and the Common Warrants will be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

Our Common Stock trades on Nasdaq under the symbol “SBET.” On May 2, 2025, the last reported sale price of our Common Stock on Nasdaq was $0.31 per share. The combined public offering price per share of Common Stock and accompanying Common Warrants or per Pre-Funded Warrant and accompanying Common Warrants will be determined between us and purchasers based on market conditions at the time of pricing and may be at a discount to the current market price of our Common Stock. Therefore, the recent market price and resulting assumed public offering price used throughout this prospectus may differ substantially from the actual offering price. None of the Common Warrants or Pre-Funded Warrants are listed on a national securities exchange. We do not intend to apply to list the Series A-1 and Series A-2 Common Stock Warrants or Pre-Funded Warrants on any national securities exchange. Without an active trading market, the liquidity of the Common Warrants and Pre-Funded Warrants may be limited.

We expect this offering to be completed within one business day after we enter into a securities purchase agreement related to this offering. The offering will settle delivery versus payment, or DVP, receipt versus payment, or RVP, (on the closing date we will issue the Common Stock and accompanying Common Warrants directly to the account(s) at the placement agent identified by each purchaser; upon receipt of such shares, the placement agent shall promptly electronically deliver such shares to the applicable purchaser, and payment therefor shall be made by the placement agent (or its clearing firm) by wire transfer to us).

On May 5, 2025, a reverse stock split of our outstanding shares of common stock will take effect at a ratio of one-for-twelve (the “Reverse Stock Split”), which was approved by our board of directors (the “Board”) and majority stockholders, and consummated pursuant to a Certificate of Amendment filed with the Secretary of State of Delaware on May 2, 2025. The Reverse Stock Split will not affect the total number of shares of capital stock, including our common stock, that we are authorized to issue, which remain as set forth pursuant to the Amended and Restated Certificate of Incorporation.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 17 OF THIS PROSPECTUS AND UNDER SIMILAR HEADINGS IN ANY AMENDMENTS OR SUPPLEMENTS TO THIS PROSPECTUS, INCLUDING OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND ANY SIMILAR SECTION CONTAINED IN ANY DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We have engaged A.G.P./Alliance Global Partners as our exclusive placement agent (“A.G.P.” or the “Placement Agent”) to use its reasonable best efforts to solicit offers to purchase our securities in this offering. The Placement Agent has no obligation to purchase any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. Because there is no minimum offering amount required as a condition to closing in this offering the actual public offering amount, Placement Agent’s fee, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. We have agreed to pay the Placement Agent the Placement Agent fees set forth in the table below and to provide certain other compensation to the Placement Agent. See “Plan of Distribution” beginning on page 38 of this prospectus for more information regarding these arrangements.

	Per Share and Series A-1 and Series A-2 Common Stock Warrants	Per Pre-Funded Warrant and Series A-1 and Series A-2 Common Stock Warrants	Total
Public offering price	$	$	$
Placement Agent fees (1)	$	$	$
Proceeds to us, before expenses (2)	$	$	$

(1) We have agreed to pay the Placement Agent a cash placement commission equal to 7.0% of the aggregate proceeds from this offering. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering. See “Plan of Distribution” beginning on page 38 for additional information regarding the compensation to be paid to the Placement Agent.

(2) The above summary of offering proceeds does not give effect to any proceeds from the exercise of the Common Warrants or Pre-Funded Warrants being issued in this offering.

Delivery of the shares of Common Stock and Pre-Funded Warrants, together with accompanying Common Warrants, is expected to be made on or about , 2025, subject to customary closing conditions.

Sole Placement Agent

A.G.P.

The date of this prospectus is , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (“SEC”) to register the securities offered hereby under the Securities Act. We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to this offering. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information incorporated by reference into this prospectus and described under the heading “Where You Can Find More Information.” You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Information Incorporated by Reference,” before deciding to invest in our securities.

You should rely only on the information contained in this prospectus. We have not, and the Placement Agent has not, authorized anyone to provide you with any information other than that contained in this prospectus. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the Placement Agent is not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: we have not, and the Placement Agent has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

For purposes of this prospectus, unless the context indicates otherwise, references to “SBET,” “SharpLink Gaming,” “SharpLink,” “SharpLink US,” “our Company,” “the Company,” “we,” “our,” “ours” and “us” refer to SharpLink Gaming, Inc., a Delaware corporation, and its wholly owned subsidiaries. References to “SharpLink Israel” refer to SharpLink Gaming, Ltd., an Israel limited liability company, with which SharpLink US completed a domestication merger in February 2024.

We urge you to read carefully this prospectus, as supplemented and amended, before deciding whether to invest in any of the securities being offered.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement and any free writing prospectus, if applicable, including the documents we incorporate by reference herein and therein, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve substantial risks and uncertainties. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include statements regarding our plans, strategies, objectives, expectations and intentions, which are subject to change at any time at our discretion. Forward-looking statements include our assessment, from time to time of our competitive position, the industry environment, potential growth opportunities, the effects of regulation and events outside of our control, such as natural disasters, wars or health epidemics. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions.

Forward-looking statements are merely predictions and therefore inherently subject to uncertainties and other factors which could cause the actual results to differ materially from the forward-looking statement. These uncertainties and other factors include, among other things:

●	our ability to remain a market innovator, to create new market opportunities, and/or to expand into new markets;

●	the potential need for changes in our long-term strategy in response to future developments;

●	unexpected technical and market difficulties inherent in major research and product development efforts;

●	our ability to attract and retain skilled employees;

●	our ability to raise sufficient capital to support our operations and fund our growth initiatives;

●	unexpected changes in significant operating expenses;

●	changes in the supply, demand and/or prices for our products and services;

●	increased competition, including from companies which may have substantially greater resources than we have;

●	the impact of potential security and cyber threats or the risk of unauthorized access to our, our customers’ and/or our business partners’ information and systems;

●	changes in the regulatory environment and the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements;

●	our ability to continue to successfully integrate acquired companies into our operations;

●	varying attitudes towards sports and online casino games and poker (“iGaming”) data providers, betting and use of cryptocurrencies in online gaming by foreign governments;

●	our ability to respond and adapt to unexpected legal, regulatory and government budgetary changes, and other business restrictions affecting our ability to market our products and services;

●	failure to develop or integrate new technology into current products and services;

●	unfavorable results in legal proceedings to which we may be subject;

●	failure to establish and maintain effective internal control over financial reporting; and

●	general economic and business conditions in the United States and elsewhere in the world, including the impact of inflation.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus, including the matters set forth under “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in our other reports filed from time to time with the SEC.

Overview

Headquartered in Minneapolis, Minnesota, SharpLink Gaming is an online performance-based marketing company that leverages our unique fan activation solutions to generate and deliver high quality leads to our U.S. sportsbook and global casino gaming partners. In early 2025 following a near year-long due diligence process, we began implementing an expansion strategy focused on identifying and pursuing complementary growth opportunities within the global crypto gaming market – a fast emerging segment of the iGaming industry being fueled by the integration of blockchain technologies and gaming experiences; and, in turn, giving rise to new online gaming economies in the process.

By leveraging blockchain technologies, SharpLink aims to tap into the rapidly evolving landscape of online gaming economies, capitalizing on the increasing integration of cryptocurrencies within the iGaming sector. For example, by developing partnerships with crypto-focused gaming platforms, SharpLink can enhance its lead generation capabilities while offering innovative marketing solutions that cater to a tech-savvy audience. This strategic move is expected to not only diversify SharpLink’s service offerings but also position the Company as a key player in the intersection of gaming and blockchain technology, ultimately driving sustainable growth and enhancing value for our business partners and stockholders.

Affiliate Marketing Services

On December 31, 2021, in a cash and stock transaction, SharpLink acquired certain assets of FourCubed, including FourCubed’s online casino gaming-focused affiliate marketing network, known as PAS.net (“PAS”). For more than 18 years, PAS has focused on delivering quality traffic and player acquisitions, retention and conversions to regulated and global casino gaming operator partners worldwide. In fact, PAS won industry recognition as the European online gambling industry’s Top Affiliate Manager, Top Affiliate Website and Top Affiliate Program for four consecutive years by both igambingbusiness.com and igamingaffiliate.com. The strategic acquisition of FourCubed brought SharpLink talent with proven experience in affiliate marketing services and recurring net gaming revenue (“NGR”) contracts with many of the world’s leading online casino gambling companies, including Party Poker, bwin, UNIBET, GG Poker, 888 poker, betfair, WPT Global and others.

As part of our strategy to expand our affiliate marketing services to the emerging American sports betting market, in November 2022, we began a systematic roll-out of our U.S.-focused performance-based marketing business with the launch of 15 state-specific, content-rich affiliate marketing websites. Our user-friendly, state-specific domains are designed to attract, acquire and drive local sports betting and casino traffic directly to our sportsbook and casino partners’ which are licensed to operate in each respective state. As of March 15, 2025, we are licensed to operate in 18 jurisdictions and own and operate sites serving 17 U.S. states (Arizona, Colorado, Iowa, Illinois, Indiana, Kansas, Louisiana, Maryland, Michigan, New Jersey, New York, Ohio, Pennsylvania, Tennessee, Virginia, West Virginia and Wyoming). As more states legalize sports betting, our portfolio of state-specific affiliate marketing properties may expand to include them. We largely utilize search engine optimization and programmatic advertising campaigns to drive traffic to our direct-to-player (“D2P”) sites.

In the first quarter of 2023, we unveiled SharpBetting.com, a U.S. sports betting education hub for experienced and novice sports fans. SharpBetting.com is a robust educational website dedicated to teaching new sports betting enthusiasts the fundamentals of, and winning strategies for, navigating the legal sports betting landscape responsibly.

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Expansion Into Crypto Gaming

Beginning in early 2024 following the redomestication of our Company from Israel to Delaware, SharpLink’s management team and SharpLink’s Board of Directors (the “Board of Directors”) launched an effort to identify the best growth opportunities that would allow us to strategically leverage our existing performance-based marketing platform and industry relationships to achieve deeper and more lucrative penetration into the digital gaming and sports betting markets. Throughout this process, we carefully evaluated more than two dozen compelling opportunities and determined that the combination of market expansion, cost efficiency, security and player demand makes crypto gaming one of the most promising growth opportunities in the iGaming industry today. Consequently, on February 24, 2025, we announced that we acquired a 10% equity stake in U.K.-based Armchair Enterprises Limited (“Armchair”), which owns and operates CryptoCasino.com. The acquisition was made for $500,000 in cash, along with a right of first refusal to acquire a controlling interest in Armchair.

Launched in October 2024, CryptoCasino.com is an innovative online gaming platform that partners with some of the world’s leading gaming studios. It utilizes blockchain technology to provide users with a secure, transparent and engaging next-generation gaming experience. The platform plans to offer over 6,000 online slots and table games, a live dealer casino, a premium sportsbook, an eSports betting hub and a racebook, among other features. CryptoCasino.com accepts a wide range of cryptocurrencies, including Bitcoin, Ethereum, Litecoin and more, catering to various user preferences globally while ensuring enhanced security, transparency and anonymity for players. CryptoCasino.com offers both traditional registration and Web3 connectivity. By connecting instantly with wallets like MetaMask and Trust Wallet, players can easily deposit and withdraw funds within seconds. In addition, CryptoCasino.com serves over one billion unique Telegram users by providing a Telegram Casino integration, which allows anyone to join and start playing with just one click.

Among the key factors that informed our decision to pursue growth opportunities in crypto gaming were:

●	The crypto gaming industry is rapidly growing, with more players opting for blockchain-based casinos due to their transparency, security and quick transactions. We believe that the investment made in Armchair will help to position SharpLink as an early mover, ready to benefit from the expected industry expansion;

●	Cryptocurrency transactions usually have lower fees and faster processing times compared to traditional payment methods, which benefits both the Company and our users; and

●	As more players and operators move towards decentralized gambling, early pioneers, like SharpLink, may have an advantage to secure a competitive edge over traditional operators.

During the fiscal years ended December 31, 2024 and 2023, our continuing operations generated revenues from our affiliate marketing services of $3,662,349 and $4,952,725 respectively, representing a decrease of 26.1% on a comparative year-over-year basis.

Discontinued Operations

SharpLink’s business-building platform previously included the provision of Free-To-Play (“F2P”) sports game and mobile app development services to a marquis list of customers, which included several of the biggest names in sports and sports betting, including Turner Sports, NBA, NFL, PGA TOUR, NASCAR and BetMGM, among others. In addition, we also formerly owned and operated a variety of proprietary real-money fantasy sports and sports simulation games and mobile apps through our SportsHub/fantasy sports business unit, which also owned and operated LeagueSafe, one of the fantasy sports industry’s most trusted sources for collecting and protecting private fantasy league dues.

On January 18, 2024, SharpLink sold all of the membership interests in our Sports Gaming Client Services and SportsHub Gaming Network business units to RSports Interactive, Inc. (“RSports”) for $22.5 million in an all-cash transaction (the “Sale of Business”), pursuant to the signing of a Purchase Agreement (the “PA”) and other related agreements. Nearly all of the employees of these acquired business units also moved to RSports to help ensure a seamless transaction.

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In December 2023, the Company discontinued investments into and operation of its C4 sports betting conversion technology (“C4”) due to the lack of market acceptance. C4 centered on cost effectively monetizing our own proprietary audiences and our customers’ audiences of U.S. fantasy sports and casual sports fans and casino gaming enthusiasts by converting them into loyal online sports and iGaming bettors.

Sale of Legacy MTS Business

On December 31, 2022, SharpLink Israel closed on the sale of its legacy MTS business (“Legacy MTS”) to Israel-based Entrypoint South Ltd., a subsidiary of Entrypoint Systems 2004 Ltd. In consideration of Entrypoint South Ltd. acquiring all rights, title, interests and benefits to Legacy MTS, including 100% of the shares of MTS Integratrak Inc., one of the Company’s U.S. subsidiaries, Entrypoint South Ltd. will pay SharpLink an earn-out payment (an “Earn-Out Payment”) equal to three times Legacy MTS’ Earnings Before Interest, Taxes Depreciation and Amortization (“EBITDA”) for the year ending December 31, 2023, up to a maximum earn-out payment of $1 million (adjusted to reflect net working capital as of the closing date). Within ten (10) calendar days of the approval by the board of directors of the Buyer of the audited annual financial statements of the business as at December 31, 2023, and for the 12-month period ending on such date (as applicable, the “Earn-Out Schedule Delivery Date”), which shall occur no later than May 31, 2024, Buyer shall deliver to the Seller a schedule certified by its Chief Executive Officer and Chief Financial Officer (an “Earn-Out Schedule”) setting forth the computation of the Earn-Out Payment (as applicable), if any, together with the calculation thereof in an agreed Excel table format (including, but not limiting to all relevant details of the EBITDA calculations for the year 2023). In July 2024, SharpLink received an earnout payment of $297,387, thus completing the sale of its legacy MTS business.

Market Opportunity

Affiliate Marketing

Search for odds or lines on any given match-up, and the vast majority of search results will spring from affiliate marketing sites. Affiliates play a critical role in the online sports betting and casino gaming ecosystems, especially in newly regulated states in the United States.

The affiliate market has a long history of operating in tandem with sports betting, reaching back to much-more-mature markets like the United Kingdom and countries throughout Europe – or even beyond locally regulated online betting – and into the early annals of U.S. sports betting upon the 2018 repeal of the Professional and Amateur Sports Protection Act (“PASPA”). However, today, the value of a modern affiliate marketer far surpasses the number of first-time depositors they generate in a month. Rather, they also provide expert feedback, educate new players on betting responsibly and offer a low-risk marketing alternative to traditional advertising, as they are paid on performance.

Virtually every online gambling operator in the Unites States and in Europe utilizes affiliate marketing to get their brand in front of the most valuable customers — the high intent customers who are well-aware, well-informed and already interested players that generate more revenue. In fact, many of the end-users that browse an affiliate marketing website have already decided that they are going to open an account with a sportsbook or online poker room and wager online; however, they have not yet decided where they want to do that.

Due to technical tools and features like Artificial Intelligence, machine learning, digital marketing, analytics and the extended usage of cookies, the landscape of iGaming affiliate marketing has not just grown, it has transformed into a colossal global powerhouse, reshaping how millions engage with online gambling and online sports betting. In fact, according to Grand View Research industry analysts, the global iGaming market is projected to balloon from $63.53 billion in 2022 to more than $153 million by 2030, representing a compound annual growth rate of 11.7 from 2023 to 2030.

Crypto Gaming

The global crypto gaming market is expected to grow significantly, fueled by the increasing adoption of blockchain technology and the rising demand for decentralized gaming platforms. A report by Fortune Business Insights predicts that the online gambling market will reach $158.20 billion by 2028, with blockchain-based gaming experiencing a compound annual growth rate (CAGR) of 12.5% from 2023 to 2028. Particularly, crypto casinos are gaining popularity due to their enhanced security, privacy and transparency features. (Source: Fortune Business Insights, “Online Gambling Market Size, Share & Industry Analysis,” 2023)

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Market research firm Global Industry Analysts Inc. (“GIA”) is even more bullish on crypto gaming, forecasting that the global market for blockchain gaming was estimated at $8.5 billion in 2023 and projected to reach $314.3 billion by 2030, growing at a CAGR of 67.6% from 2023 to 2030. Like Fortune Business Insights, GIA believes that crypto gaming is emerging as a disruptive force within the broader gaming industry, offering players unprecedented control over in-game assets and transforming the traditional gaming experience into one that is decentralized and player-centric. (Source: Global Industry Analysts, Inc., “Blockchain Gaming – Global Strategic Business Report, March 2025)

Industry insiders are also forecasting that cryptocurrency integration in iGaming affiliate marketing will become increasingly prominent in 2025 and help to shape the future of affiliate marketing. While still in its infancy, the fusion of these two innovative industries are expected to revolutionize the way players engage with online casinos and how affiliates promote qualified traffic to them.

Investments in Crypto Gaming Gaining Momentum

Estimates indicate that tens of billions of dollars have been flowing into the intersection of cryptocurrency and gaming over the past five years. Some notable investors include private equity firm Andreessen Horowitz (“AH”), which announced in 2021 its $2.2 billion fund focused on crypto and blockchain technologies, with a portion allocated to gaming and virtual experiences. Similarly, in 2022 Pantera Capital announced raising funds which exceeded $4.5 billion for investments across various blockchain initiatives, with a significant amount directed towards gaming companies that include crypto gaming platforms. In April 2024, Pantera further announced that it was looking to raise an additional $1 billion for a new fund that offers investors exposure to a full spectrum of blockchain-based assets, including crypto casinos. It was also recently reported that venture capital firm Paradigm is currently negotiating a raise of up to $850 million for a new cryptocurrency fund.

Recently, BlackRock, the largest asset management firm globally with over $10 trillion in assets under management, has shown a growing interest in digital assets. With its ventures spanning BlackRock cryptocurrency funds, BlackRock Bitcoin ETF and BlackRock blockchain technology, the firm has seemingly embraced cryptocurrency as an integral part of its diversified portfolio. For many, BlackRock’s foray into the world of cryptocurrencies signals a turning point for institutional investor adoption.

Competition

A number of businesses exist in the market which is providing performance marketing solutions to the sports betting and casino gaming industries. These businesses generally fall into three categories: small companies with some similar products but with minimal distribution; companies that acknowledge official rights but lack meaningful scale; and genuine competitors that offer similar products and services to the same target clients. SharpLink considers its most direct and relevant competitors in this space to be Gambling.com, Catena Media and Better Collective.

The specific industries in which we operate are characterized by dynamic customer demand and technological advances, and there is significant competition among sports betting and casino gaming affiliate marketers. A number of established, well-financed companies producing online gaming and/or sports betting fan activation solutions compete with our service offerings, and other well-capitalized companies may introduce competitive services. There has also been consolidation among competitors in the sports betting and casino gaming industries and such consolidation and future consolidation could result in the formation of larger competitors with increased financial resources and altered cost structures, which may enable them to offer more competitive products and services, gain a larger market share, expand their product and service offerings and broaden their geographic scope of operations.

When considering the Company’s longer term expansion plans into crypto gaming, an industry which is still in its nascent phase, we believe that our largest competitors in the crypto gaming space include Medium Rare, N.V., the owner and operator of Stake, an Australian-Curacaoan online casino that has grown to become the 7th largest gambling company in the world since its founding in 2017; Costa Rica-based Star Brights Media S.R.L., which owns and operates BetPanda.io, a leading crypto casino and sportsbook serving offshore gamers; and Igloo Ventures SRL, which owns Lucky Block Crypto Casino, a popular crypto casino and sportsbook licensed by the Curacao eGaming Authority.

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Before crypto gambling, online casinos faced several challenges, including privacy concerns from players and gambling transactions being flagged by banks. Bitcoin’s decentralized nature enabled users to gamble anonymously, as transactions recorded on the blockchain only revealed wallet addresses. This privacy, combined with lower transaction fees, quickly made Bitcoin and other cryptos appealing to gamblers.

The first foray into crypto gaming came in 2012 when SatoshiDice was launched. This platform popularized Bitcoin transactions in online gambling and introduced “provably fair” tech, which uses cryptographic algorithms to ensure game fairness. The first crypto casinos, including bitZino, SealsWithClubs, and Bit777, were launched soon after, offering anonymity and security not associated with fiat-based platforms. Crypto casinos quickly spread across the world, and technological innovations meant that these platforms could soon be accessed from mobile devices. They allowed players to play all their favorite games, like slots, blackjack and poker, on a mobile device. This convenience was further enhanced by allowing players to deposit and withdraw using various cryptocurrencies. Despite initial skepticism and a lack of regulation exposing players to risky sites, the crypto casino sector has evolved significantly. Today with dozens of crypto casinos operating worldwide, gaming consumers are choosing crypto casinos for their transparency, security and innovative features.

We expect that as U.S. and foreign regulations evolve to include crypto casinos and as technology continues to evolve, crypto casinos are likely to become a weighty component of the global iGaming industry. Generally speaking, it is SharpLink’s belief that continued innovation and integration of new technologies will further enhance the appeal and functionality of these platforms, encouraging more consumers and operators to embrace cryptocurrencies, thus driving potential exponential growth of the crypto gaming market.

Currently, to our knowledge, there are no crypto gaming companies which are publicly listed on any U.S. national exchange, which could represent a unique opportunity for Nasdaq-listed SharpLink to further distinguish our competitive differentiation from privately-held companies that are either currently operating in the sector or newcomers to the industry.

Our Competitive Strengths

SharpLink believes that the principal differentiating factors that currently set us apart from our competition include our market-centric portfolio of fan activation solutions, comprised of our proprietary affiliate marketing network, owned and operated U.S. state-specific D2P web properties, long-standing relationships with sportsbooks and casino gaming operators, ease of integration with our operating partners and scalability of our growth platform. SharpLink’s products, services, experience, industry relationships and corporate culture allow it to compete effectively across all these factors.

Key Growth Strategies

●	Fully leveraging our performance-based marketing experience and expertise to support smart expansion of our business. Through the January 2024 Sale of Business of our Sports Gaming Client Services and SportsHub Gaming Network businesses, SharpLink emerged as a pure-play performance marketing company with a solid balance sheet, cash, no interest-bearing debt, significantly reduced operating expenses and a core team of affiliate marketing experts – all with an innate entrepreneurial mindset and a shared commitment to growth, cost discipline and long-term value creation.

●	Effectively managing our growth portfolio for long-term value creation. Our production and development programs present numerous investment opportunities that we believe will deliver long-term growth by providing our partners with valuable new customer acquisition capabilities made possible through our proprietary performance marketing solutions. We evaluate each opportunity independently, as well as within the context of other investment opportunities, to determine relative cost, timing and potential for generation of returns, and thereby its priority. This process helps us to make informed decisions regarding potential growth capital requirements and supports our allocation of resources based on relative risks and returns to maximize long-term value creation, which is the key objective of our growth strategy. We also review our portfolio on a regular basis to determine if and when to narrow our focus on the highest potential growth opportunities.

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Fostering our entrepreneurial culture and continuing to attract, develop and retain highly skilled personnel. Our Company’s culture encourages innovation and entrepreneurialism, which helps to attract and retain highly skilled professionals. We intend to preserve this culture to nurture the design and development of innovative performance marketing solutions that help to distinguish us in the markets we serve.

●	Evaluating strategic alternatives and expansion initiatives. On July 18, 2024, we announced that our Board of Directors had initiated a formal review process to evaluate strategic alternatives for SharpLink. Throughout this process, we carefully evaluated more than two dozen compelling opportunities and determined that the combination of market expansion, cost efficiency, security and player demand makes crypto gaming one of the most promising growth opportunities in the online gaming industry today. Furthermore, we believe that the steps we have already taken – and will continue to take – to execute a well-defined expansion plan centered on the exponential growth of crypto gaming, positions SharpLink to become a future leader in this rapidly growing space.

●	Aiming to deliver strong, positive cash flow and sustainable long-term value for our stockholders. Through organic and acquisitive transactions, SharpLink will actively seek out opportunities to best leverage our existing performance-based marketing platform and industry relationships to achieve deeper and more lucrative penetration into the digital gaming, sports betting and crypto gaming markets.

Government Regulation

We operate in various jurisdictions and our business is subject to extensive regulation under the laws, rules and regulations of the jurisdictions in which we operate. Violations of laws or regulations in one jurisdiction could result in disciplinary action in that and other jurisdictions.

We are currently licensed or authorized to provide affiliate marketing services to sports betting and online casino gaming operators in 17 U.S. states. State gaming authorities may, subject to certain administrative procedural requirements, (i) deny an application, or limit, condition, revoke or suspend any license issued by them; (ii) impose fines, either on a mandatory basis or as a consensual settlement of regulatory action; (iii) demand that named individuals or stockholders be disassociated from a gaming business; and (iv) in serious cases, liaise with local prosecutors to pursue legal action, which may result in civil or criminal penalties.

Among others, applicable laws include those regulating privacy, data/cyber security, data collection and use, cross-border data transfers, advertising regulations and/or sports betting and online gaming laws and regulations. These laws impact, among other things, data collection, usage, storage, security and breach, dissemination (including transfer to third parties and cross-border), retention and destruction. Certain of these laws provide for civil and criminal penalties for violations.

The data privacy and collection laws and regulations that affect SharpLink’s affiliate marketing business include, but are not limited to:

●	U.S. federal, state and local data protections laws such as the Federal Trade Commission Act and similar state laws;

●	state data breach laws and state privacy laws, such as the California Consumer Privacy Act, the California Consumer Privacy Rights Act, and the Stop Hacks and Improve Electronic Data Security Act of New York; and

●	other data protection, data localization and state laws impacting data privacy and collection.

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Other regulations that affect SharpLink’s business include:

●	U.S. state laws regulating sports betting and online gaming and related licensing requirements;

●	laws regulating the advertising and marketing of sports betting, including but not limited to the U.S. Federal Trade Commission Act;

●	laws and regulations relating to antitrust, competition, anti-money laundering, economic and trade sanctions, intellectual property, consumer protection, accessibility claims, securities, tax, labor and employment, commercial disputes, services and other matters; and

●	other international, domestic federal and state laws impacting marketing and advertising, including but not limited to laws such as the Americans with Disabilities Act, the Telephone Consumer Protection Act of 1991, state telemarketing laws and regulations, and state unfair or deceptive practices acts.

Governmental Shifts in Attitude Toward Cryptocurrencies

In a historic move made the first week of March 2025, President Donald Trump signed an executive order establishing a U.S. Strategic Bitcoin Reserve, marking a decisive shift in the U.S. government’s stance on cryptocurrencies – a 180 degree turn that positions the U.S. at the center of the digital asset innovation. Many believe that this executive order not only underscores the growing importance of Bitcoin in the global financial system as a true contender to other asset classes but also signals a profound change in how the U.S. government perceives crypto tokens and the decentralized financial system. To help the administration take another step towards overhauling U.S. policy on cryptocurrencies, President Trump appointed former PayPal Chief Operating Officer David Sachs as the “White House A.I. & Crypto Czar.” In this role, Sachs will “work on a legal framework so the crypto industry has the clarity it has been asking for, and can thrive in the U.S.,” noted the President in a post on his social media site Truth Social.

At the U.S. Securities and Exchange Commission (“SEC”), newly appointed Chairman Paul Atkins spoke at a roundtable in April 2025 hosted by the SEC’s newly formed Crypto Task Force which was launched in January 2025. The Crypto Task Force is attempting to set the tone for a new era of crypto regulation, one that seeks to change the approach from adversarial to collaborative. On April 25, 2025, CNBC reported that Chairman Atkins told reporters on the sidelines of the session that he was open to a broad reassessment of crypto-related rules.

In the European Union (“EU”), governmental bodies passed the Markets in Crypto-Assets Act (“MiCA”) in the fourth quarter of 2024 and its Digital Operations Resilience Act (DORA) took effect in January 2025, collectively representing the potential for a uniquely secure and transparent crypto environment in the EU. The MiCA regulation was created to protect investors and preserve financial stability, while fostering innovation and promoting the attractiveness of the crypto-asset sector. In parallel to MiCA, principles for crypto cybersecurity have been introduced in DORA. This regulation sets out a new EU framework for managing information and communication technology (“ICT”) risks in the financial sector. The new rules impose a number of obligations on all financial institutions and their critical third-party ICT services providers. Creating a level playing field by making crypto service providers play by the same rules and regulations is expected to foster a much healthier competitive environment. Regulation also enhances trust and confidence for consumers and investors, encouraging more organizations to enter the market and giving crypto users more choices and better gaming experiences.

Legal Landscape for Crypto Gaming

Online casino gambling is a complicated and dynamic industry that presents significant challenges to players, operators and regulators. This birthed the introduction of cryptocurrency into the casino landscape, which gained popularity across several nations and presented gambling platforms with promising potential to attract new players. It is important to note that casino regulations vary from country to country, but in general, casinos are legally permitted based on the jurisdiction and legal regulations of a specific country. Before the introduction of crypto in casinos, traditional payment methods dominated the entire scene, but as the industry has evolved, there was a need for safer financial methods that would not be susceptible to attacks perpetrated by scammers. This shift led to the emergence of crypto casinos.

However, many countries regulate traditional online casinos but lack specific rules for crypto gaming. For example, while Malta is known for its crypto-friendly approach, the Malta Gaming Authority (“MGA”) has yet to broadly approve crypto casinos. This means that although cryptocurrency is accepted in Malta, MGA-licensed casinos don’t typically operate with digital currencies. Most licensed crypto casinos operate under jurisdictions with lighter regulatory frameworks, such as Curacao, Panama, and Costa Rica. These licenses offer some credibility, though they may not provide the stringent protections associated with top regulators. In the crypto world, however, a Curacao license is often viewed as a reliable standard, balancing accessibility with oversight.

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Anti-Money Laundering (“AML”) and Know Your Customer (“KYC”) rules are integral to the operations of crypto casinos. These regulations ensure secure transactions and transparency while curbing illegal activities by requiring casinos to verify player identities and monitor financial dealings. By following AML and KYC laws, crypto casino operators foster trust and security, protecting themselves and players from risks like fraud or money laundering. This makes these rules a cornerstone of the regulatory framework for crypto casinos.

For more detailed information regarding government regulations that has historically affected or may affect our business in the foreseeable future, please refer to the section labeled “Risk Factors.”

Compliance

SharpLink has implemented (and is committed to continually refining and enhancing) a holistic internal compliance program to help ensure that we remain in full compliance with state, federal and international regulatory licensing requirements imposed on us in connection with our business operations. Compliance is an important cornerstone of our growth strategy, and we are committed to building our business and our reputation by adhering to the highest compliance standards.

Intellectual Property

Intellectual property rights are important to the success of SharpLink’s business. SharpLink relies on a combination of database, trademark, trade secret, confidentiality and other intellectual property protection laws in the United States and other jurisdictions, as well as license agreements, confidentiality procedures, non-disclosure agreements with third parties and other contractual protections, to protect its intellectual property rights, including its databases, know-how and brand. In the United States, SharpLink currently hold several domain names and, in the future, it may acquire patents, additional trademarks and domain names. As of May 2025, SharpLink owns 177 domain name registrations.

It has not always been, and in the future may not be, possible or commercially desirable to obtain registered protection for SharpLink’s products, software, databases or other technology. In such situations, SharpLink relies on laws governing protection of unregistered intellectual property rights, confidentiality and/or contractual exclusivity of and to underlying data and technology to prevent unauthorized use by third parties. SharpLink uses Open Source Software in its services and periodically reviews its use of Open Source Software to attempt to avoid subjecting its services and product offerings to conditions SharpLink does not intend to impose on them.

SharpLink controls access to and use of its data, databases and other confidential information through the use of internal and external controls, including contractual protections with employees, contractors, clients and partners. SharpLink requires its employees, consultants and other third parties to enter into confidentiality and proprietary rights agreements, and it controls and monitors access to its data, database, software, documentation, proprietary technology and other confidential information. SharpLink’s policy is to require all of its employees and independent contractors to sign agreements assigning to it any inventions, trade secrets, works of authorship, developments, processes and other intellectual property generated by them on its behalf and under which they agree to protect its confidential information. In addition, SharpLink generally enters into confidentiality agreements with its business partners.

Human Capital Resources

As of May 5, 2025, we employed a total of five (5) full-time employees. With the Business Sale of SportsHub Games Network and our sports games development businesses to RSports in January 2024, 46 of our former employees moved over to RSports in connection with the Business Sale.

We acknowledge that our employees are our most valued asset and the driving force behind our success. For this reason, we aspire to be an employer that is known for cultivating a positive and welcoming work environment and one that fosters growth, provides a safe place to work, supports diversity and embraces inclusion. To support these objectives, our human resources programs are designed to develop talent to prepare them for critical roles and leadership positions for the future; reward and support employees through competitive pay, benefit and perquisite programs; enhance our culture through efforts aimed at making the workplace more engaging and inclusive; acquire talent and facilitate internal talent mobility to create a high performing, diverse workforce; engage employees as brand ambassadors of our products; and evolve and invest in technology, tools and resources to enable employees at work.

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Properties

At the beginning of 2024, the Company leased certain office space at 333 Washington Avenue North, Suite 104, Minneapolis, Minnesota 55401 under a long-term, non-cancelable operating lease agreement. The contract provided the right to substantially all of the economic benefits from the use of the office space and the right to direct the use of the office space. The agreement also required the Company to pay real estate taxes, insurance and repairs during the lease. Following the consummation of the Sale of Business in January 2024, the Company is required to pay RSports a monthly amount for shared lease space at the same address at $1,000 per month. This lease is on a month-to-month basis and can be terminated upon notice to RSports prior to the next monthly payment. The Company terminated this lease arrangement on December 31, 2024.

Recent Developments

Reverse Stock Split

On November 5, 2024, SharpLink Gaming, Inc.’s Board of Directors unanimously adopted resolutions approving, declaring advisable and recommending to the stockholders for their approval a proposal to authorize the Board of Directors, in its discretion, to amend our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding Common Stock at a ratio of up to and including 6:1, such ratio to be determined by the Board of Directors, including any increase in our authorized capital required in the event a fractional share will be created as a result of the reverse stock split. On December 23, 2024 at SharpLink’s Annual General Meeting of Stockholders, stockholders approved the reverse stock split, granting the Board of Directors the authority, without further action by the stockholders, to carry out such action, with the exact exchange ratio and timing to be determined at the discretion of the Board of Directors. The primary purpose for effecting the reverse stock split, should the Board of Directors choose to effect one, would be to increase the per share price of SharpLink’s Common Stock to regain compliance with the Minimum Bid Price Requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2).

On March 19, 2025, our Board of Directors unanimously adopted resolutions approving, declaring advisable and recommending to the stockholders for their approval a proposal to authorize the Board of Directors, in its discretion, to increase the ratio of the previously stockholder-approved reverse stock split from one-for-six to one-for-12, with such ratio to be determined by the Board of Directors, including any increase in our authorized capital required in the event a fractional share will be created as a result of the reverse stock split. The stockholders approved the proposal to increase the ratio of the reverse stock split to one-for-12 at the Company’s 2025 Annual Meeting of Stockholders held on April 23, 2025.

On April 23, 2025, the Company’s Board of Directors determined to implement a reverse stock split of all of the Company’s share capital, including its Common Stock, par value $0.0001 per share, at a ratio of one (new) for 12 (old) that will become effective at 5:00 PM ET on May 5, 2025 (“Effective Date”). On the Effective Date, SharpLink’s shares of Common Stock issued and outstanding will be reduced from 7,417,252 to approximately 618,104 shares of Common Stock issued and outstanding. No fractional shares were issued in connection with the reverse stock split, but fractions were rounded up or down to the nearest whole share (with half shares rounded down).

SharpLink’s shares of Common Stock will commence trading on a split-adjusted basis when the Nasdaq opens on May 6, 2025, and will continue to trade under its existing symbol “SBET.” The new CUSIP number for the Common Stock following the reverse stock split is 820014405.

The reverse stock split will affect all issued and outstanding shares of Common Stock and securities convertible into Common Stock. All outstanding options, restricted stock awards, warrants and other securities entitling their holders to purchase or otherwise receive shares of Common Stock will be adjusted as a result of the reverse stock split by decreasing the number of shares acquirable pursuant to the ratio of one-for-12 and increasing the exercise or conversion price, as applicable, by the same ratio, as required by the terms of such security. The number of shares of Common Stock available to be awarded under the Company’s equity incentive plans were also proportionately adjusted.

Exchange of Series A-1 Preferred Stock and Series B Preferred Stock for Common Stock and Prefunded Warrants

On April 2, 2025, SharpLink entered into an exchange agreement (“Exchange Agreement”) with Alpha Capital Anstalt (“Alpha”), whereby, pursuant to the terms and conditions set forth in the Exchange Agreement and in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), 7,202 shares of the Company’s Series A-1 Preferred Stock and 12,481 shares of the Company’s Series B Preferred Stock (collectively, the “Existing Securities”) held by Alpha were exchanged for 464,195 shares of SharpLink’s common stock (“Common Stock”) and 535,805 prefunded warrants to purchase shares of SharpLink’s common stock (“Alpha Prefunded Warrants”) at an exercise price of $0.001. With the exchange of Alpha’s Existing Securities for Common Stock and Alpha Prefunded Warrants, SharpLink no longer has any Series A-1 Preferred Stock or Series B Preferred Stock issued and outstanding.

Acquisition of 10% Equity Stake in Armchair Enterprises

On February 24, 2025, SharpLink entered into a subscription agreement with U.K.-based Armchair, which owns and operates CryptoCasino.com. The acquisition of a 10% equity stake in Armchair was made for $500,000 in cash, along with a right of first refusal to acquire a controlling interest in Armchair.

Launched in October 2024, CryptoCasino.com is an innovative online gaming platform that partners with some of the world’s leading gaming studios. It utilizes blockchain technology to provide users with a secure, transparent and engaging next-generation gaming experience. The platform plans to offer over 6,000 online slots and table games, a live dealer casino, a premium sportsbook, an eSports betting hub and a racebook, among other features. CryptoCasino.com accepts a wide range of cryptocurrencies, including Bitcoin, Ethereum, Litecoin and more, catering to various user preferences globally while ensuring enhanced security, transparency and anonymity for players. In addition, CryptoCasino.com offers both traditional registration and Web3 connectivity. By connecting instantly with wallets like MetaMask and Trust Wallet, players can easily deposit and withdraw funds within seconds. In addition, CryptoCasino.com serves over one billion unique Telegram users by providing a Telegram Casino integration, which allows anyone to join and start playing with just one click.

Nasdaq Notice and Hearing

As previously announced in a press release, dated July 17, 2024, and reported on Form 10-Q filed by the Company on August 15, 2024, the Company received a letter on July 17, 2024, from Nasdaq notifying the Company that, because the closing bid price for its Common Stock had been below $1.00 per share for 30 consecutive trading days, it was not compliant with the Minimum Bid Price Requirement (the “Bid Price Deficiency Notice”). In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), the Company had a period of 180 calendar days, or until January 7, 2025, to regain compliance with the Minimum Bid Price Requirement. Further, as previously reported on our Current Report on Form 8-K filed on November 22, 2024, the Nasdaq staff notified the Company that it did not comply with the $2.5 million Minimum Stockholders’ Equity Requirement, as set forth in Nasdaq Listing Rule 5550(a)(2). The Company had 45 calendar days to submit a plan to regain compliance or until January 6, 2025. On January 8, 2025, SharpLink received a letter (the “Notice”) from the Listing Qualifications Department of the Nasdaq indicating the Company’s continued non-compliance with Nasdaq Marketplace Rule 5550(a)(2) (the “Bid Price Rule”). The Notice from the Nasdaq staff informed the Company that the Nasdaq staff had determined that the Company has not regained compliance with the Minimum Bid Price Requirement and was not eligible for a second 180-day compliance period, due to the Company’s previously reported failure to comply with the $5,000,000 Minimum Stockholders’ Equity Requirement for initial listing on The Nasdaq Capital Market as required under Listing Rule 5505(b)(1).

The Company’s had a hearing with the Nasdaq Hearing Panel (the “Panel”) on February 25, 2025. The Company’s Common Stock will remain listed and eligible for trading on Nasdaq pending the ultimate conclusion of the hearing process. SharpLink is working to evidence compliance with both the Minimum Bid Price Requirement and Minimum Stockholder’s Equity Requirement for continued listing on the Nasdaq Capital Market and submitted and presented a plan to that effect to the Panel as part of the hearing process; however, there can be no assurance the Panel will grant any request for continued listing or that the Company will be able to regain compliance with the applicable listing criteria within the period of time that may be granted by the Panel.

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Corporate History and Transactions

Go-Public Merger with Mer Telemanagement Solutions Ltd.

Formerly known as Mer Telemanagement Solutions Ltd. (“MTS”), the Company was incorporated as a public limited liability company under the laws of the State of Israel in December 1995. In July 2021, MTS completed a merger between New SL Acquisition Corp., its wholly owned subsidiary, and SharpLink, Inc. (the “MTS Merger”). In the MTS Merger, SharpLink, Inc. was treated as the acquirer for accounting purposes because, among other reasons, its pre-merger shareholders held a majority of the outstanding shares of the Company immediately following the merger. After the merger, the Company changed its name from Mer Telemanagement Solutions Ltd. to SharpLink Gaming Ltd. and its Nasdaq ticker symbol from MTSL to SBET.

FourCubed Acquisition

On December 31, 2021, in a combination cash and stock transaction, we acquired certain assets of 6t4 Company, a Minnesota corporation, and FourCubed Management, LLC, a Delaware limited liability company (collectively “FourCubed”), including FourCubed’s iGaming and affiliate marketing network, known as PAS.net. For more than 19 years, FourCubed has provided its global iGaming operating partners with affiliate marketing services. The strategic acquisition of FourCubed brought SharpLink an industry respected operating team with decades of combined experience in conversion through affiliate marketing services and in securing highly profitable, recurring net gaming revenue contracts with many of the world’s leading iGaming companies, including Party Poker, bwin, UNIBET, GG Poker, 888 poker, betfair, WPT Global and others. Originally established in 2005, FourCubed’s international iGaming affiliate network, Poker Affiliate Solutions (“PAS”), is currently comprised of over 12,400 sub-affiliates and has delivered over 2.5 million referred players since it was launched in 2008 at www.pas.net.

Merger with SportsHub Games Network Inc. (the “SportsHub Merger”)

SharpLink Israel, SHGN Acquisition Corp., a Delaware corporation and wholly owned subsidiary of SharpLink Israel (“Merger Subsidiary”), SportsHub Games Network Inc. (“SportsHub”) and Christian Peterson, an individual acting as the SportsHub stockholders’ representative entered into a Merger Agreement on September 7, 2022 (the “Merger Agreement”). The Merger Agreement, as amended, contained the terms and conditions of the proposed business combination of SharpLink Israel and SportsHub. Pursuant to the Merger Agreement, as amended, on December 22, 2022, SportsHub merged with and into Merger Subsidiary with Merger Subsidiary surviving as a wholly owned subsidiary of SharpLink Israel. In association with the transaction, SharpLink Israel issued, in the aggregate, 431,926 ordinary shares to common and preferred stockholders of SportsHub, on a fully diluted basis. An additional aggregate of 40,585 ordinary shares were held in escrow for SportsHub stockholders who had not yet provided the applicable documentation required in connection with the SportsHub Merger, as well as shares held in escrow for indemnifiable losses and for the reimbursement of expenses incurred by the stockholder representative in performing his duties pursuant to the Merger Agreement. On December 28, 2023, the escrow shares were disbursed to the SportsHub stockholders in accordance with the Merger Agreement.

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Sale of Legacy MTS Business

On December 31, 2022, SharpLink Israel closed on the sale of its legacy MTS business (“Legacy MTS”) to Israel-based Entrypoint South Ltd., a subsidiary of Entrypoint Systems 2004 Ltd. In consideration of Entrypoint South Ltd. acquiring all rights, title, interests and benefits to Legacy MTS, including 100% of the shares of MTS Integratrak Inc., one of the Company’s U.S. subsidiaries, Entrypoint South Ltd. will pay SharpLink an earn-out payment (an “Earn-Out Payment”) equal to three times Legacy MTS’ Earnings Before Interest, Taxes Depreciation and Amortization (“EBITDA”) for the year ending December 31, 2023, up to a maximum earn-out payment of $1 million (adjusted to reflect net working capital as of the closing date). Within ten (10) calendar days of the approval by the board of directors of the Buyer of the audited annual financial statements of the Business as at December 31, 2023, and for the 12-month period ending on such date (as applicable, the “Earn-Out Schedule Delivery Date”), which shall occur no later than May 31, 2024, Buyer shall deliver to the Seller a schedule certified by its Chief Executive Officer and Chief Financial Officer (an “Earn-Out Schedule”) setting forth the computation of the Earn-Out Payment (as applicable), if any, together with the calculation thereof in an agreed Excel table format (including, but not limiting to all relevant details of the EBITDA calculations for the year 2023). In July 2024, SharpLink received an earnout payment of $297,387.

Change from Foreign Private Issuer to Domestic Issuer

Prior to January 1, 2023, SharpLink Israel qualified as a foreign private issuer. There are two tests to determine whether a foreign company qualifies as a foreign private issuer: the U.S. shareholder test and U.S. business contacts test. Under the U.S. shareholder test, a foreign company will qualify as a foreign private issuer if 50% or less of its outstanding voting securities are held by U.S. residents. If a foreign company fails this shareholder test, it will still be considered a foreign private issuer unless it fails any one part of the U.S. business contacts test. The U.S. business contacts test includes the following three parts: 1) the majority of the company’s executive officers or directors are U.S. citizens or residents; 2) more than 50% of the issuer’s assets are located in the United States; or 3) the issuer’s business is administered principally in the United States. Because we failed these tests, we ceased being a foreign private issuer and effective January 1, 2023, we began complying with the reporting requirements under the rules and regulations of the Exchange Act, applicable to U.S. domestic companies.

Change in Share Capital

On October 24, 2023, SharpLink Israel held an Extraordinary General Meeting of Shareholders (the “Meeting”) at which shareholders approved the adoption of an amendment to SharpLink Israel’s amended and restated articles of association to increase authorized share capital of SharpLink Israel from 9,290,000 ordinary shares, nominal value NIS 0.60 per share, to 100,000,000 ordinary shares, nominal value NIS 0.60 per share, and a corresponding amendment to SharpLink Israel’s memorandum of association.

Sale of Sports Gaming Client Services and SportsHub Gaming Network Operating Segments

On January 18, 2024, SharpLink Israel (“Parent Seller”) and SLG1 Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of SharpLink (“Subsidiary Seller”), SHGN Acquisition Corp. (“SHGN”) and together with Parent Seller and Subsidiary Seller, the (“Seller”), a Delaware corporation and wholly owned subsidiary of SharpLink, entered into the PA with RSports Interactive, Inc., a Minnesota corporation (“Buyer”). The Subsidiary Seller owned all of the issued and outstanding membership interests of Sports Technologies, LLC, a Minnesota limited liability company, SHGN and Holdings Quinn, LLC, a Delaware limited liability company (collectively referred to as the “Targets”). The PA contemplated the sale of the Company’s Sports Gaming Client Services and SportsHub Gaming Network business units to the Buyer, by selling all membership interests of the Targets and the Acquired Subsidiaries for $22,500,000 in an all cash transaction.

On May 8, 2024, SharpLink entered into an amended and fully restated Post Closing Assignment Agreement with RSports, whereby SharpLink and RSports have agreed to amend the PA to exclude the transfer/sale of SHGN and have agreed to the assignment/sale of the Acquired Subsidiaries membership interests in SHReserve and SHPA to be made directly to RSports upon and subsequent to the approval of a petition by the Pennsylvania Gaming Control Board. Based on this amended agreement, the sale of the business is an asset sale for legal and tax purposes instead of an equity sale.

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Further, in connection with the Sale of Business, SharpLink entered into a Post Closing Covenant Agreement (the “PCCA”) with the Buyer defining the post-closing terms and conditions relating to certain transfers and assignments of assets subsequent to the closing of the Sale of Business, including:

●	Transferring control of all bank accounts held by the Targets to the Buyer;

●	Transferring or cooperating with the application process for all state gaming licenses held by the Targets in connection with the change of control to the Buyer;

●	Providing the Buyer with an accounting of all funds due to and from and any deferred revenue between Sports Technologies, LLC, SHGN and SharpLink, Inc.;

●	Assigning to Buyer or its affiliates, or cause the counterparty to consent to, all contracts assumed by the Buyer or its affiliates on or subsequent to the closing based upon change of control provisions; and

●	Assigning to Buyer or its affiliates all of its intellectual property rights purchased in the PA for the Acquired Subsidiaries or Targets.

SHGN owns all of the membership interests in Virtual Fantasy Games Acquisitions, LLC , a Minnesota limited liability company; LeagueSafe Management, LLC , a Minnesota limited liability company; SportsHub Reserve, LLC, a Minnesota limited liability company; SportsHub PA, LLC, a Pennsylvania limited liability company; SportsHub Operations, LLC, a Minnesota limited liability company; SportsHub Holdings, LLC, a Minnesota limited liability company; SportsHub Regulatory, LLC, a Minnesota limited liability company; and SportsHub Player Reserve, LLC, a Minnesota limited liability company (collectively, the “Acquired Subsidiaries”).

As a result of the Sale of Business, we have ceased our Sports Gaming Client Services and SportsHub Gaming Network operations. The historical results of these business segments have been reflected as discontinued operations in our consolidated financial statements for all periods prior to the closing date of the Sale of Business on January 18, 2024. See Note 3 in the Form 10-K, filed on March 14, 2025, in the notes to the consolidated financial statements for the years ended December 31, 2024 and 2023.

Redomestication from Israel to Delaware

On February 13, 2024, SharpLink Israel completed its previously announced domestication merger (“Domestication Merger”), pursuant to the terms and conditions set forth in an Agreement and Plan of Merger (the “Domestication Merger Agreement”), dated June 14, 2023 and amended July 24, 2023, among SharpLink Israel, SharpLink Merger Sub Ltd., an Israeli company and a wholly owned subsidiary of SharpLink US (“Domestication Merger Sub”) and SharpLink Gaming, Inc. (“SharpLink US”). The Domestication Merger was achieved through a merger of SharpLink Merger Sub with and into SharpLink Israel, with SharpLink Israel surviving the merger and becoming a wholly owned subsidiary of SharpLink US. The Domestication Merger was approved by the shareholders of SharpLink Israel at an extraordinary special meeting of shareholders held on December 6, 2023. SharpLink US’s Common Stock commenced trading on the Nasdaq Capital Market under the same ticker symbol, SBET, on February 14, 2024.

Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. To the extent we qualify as a smaller reporting company, we may continue to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not smaller reporting companies, including, among other things, providing only two years of audited financial statements and we are also permitted to elect to incorporate by reference information filed after the effective date of the S-1 registration statement of which this prospectus forms a part. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares of Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our shares of Common Stock held by non-affiliates exceeds $700 million as of the prior June 30.

Our Corporate Information

Our principal executive offices are located at 333 Washington Avenue North, Suite 104, Minneapolis, Minnesota and our telephone number is 612-293-0619. Our website address is www.sharplink.com. The information contained in, or that can be accessed through, our website is not a part of or incorporated by reference in this prospectus, and you should not consider it part of this prospectus or of any prospectus supplement. We have included our website address in this prospectus solely as an inactive textual reference.

15

THE OFFERING

Shares of Common Stock Offered by Us	Up to shares of Common Stock.

Common Stock Warrants Offered by Us	Series A-1 Common Stock Warrants to purchase up to shares of Common Stock, which will be exercisable during the period commencing on the date of their issuance and ending five years from such date at an exercise price of $ per share of Common Stock (100% of the public offering price per share of Common Stock and Series A-1 and Series A-2 Common Stock Warrant); and Series A-2 Common Stock Warrants to purchase up to shares of Common Stock, which will be exercisable during the period commencing on the date of their issuance and ending one year from such date at an exercise price of $ per share of Common Stock (100% of the public offering price per share of Common Stock and Series A-1 and Series A-2 Common Stock Warrant).

Pre-Funded Warrants Offered by Us	We are also offering to certain purchasers whose purchase of shares of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering, the opportunity to purchase Pre-Funded Warrants (together with the Common Warrants, the “Warrants”) in lieu of shares of Common Stock that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of Common Stock. Each Pre-Funded Warrant will be exercisable for one share of Common Stock. The purchase price of each Pre-Funded Warrant and the accompanying Series A-1 and Series A-2 Common Stock Warrants will equal the price at which each share of Common Stock and the accompanying Series A-1 and Series A-2 Common Stock Warrant are being sold to the public in this offering, minus $0.012, and the exercise price of each Pre-Funded Warrant will be $ per share of Common Stock. The Pre-Funded Warrants will be exercisable immediately and may be exercised at any time until exercised in full. For each Pre-Funded Warrant we sell, the number of Shares we are offering will be decreased on a one-for-one basis. Because we will issue Series A-1 and Series A-2 Common Stock Warrants to purchase one share of Common Stock for each share of Common Stock and for each Pre-Funded Warrant sold in this offering, the number of Warrants sold in this offering will not change as a result of a change in the mix of the Common Stock and Pre-Funded Warrants sold.

Assumed Public Offering Price	$ per share of Common Stock and accompanying Series A-1 Common Stock Warrant and Series A-2 Common Stock Warrant, or $ per Pre-Funded Warrant and accompanying Series A-1 Common Stock Warrant and Series A-2 Common Stock Warrant, as applicable.

Common Stock Outstanding Before this Offering	7,417,252 Shares of Common Stock

Common Stock Outstanding Immediately After this Offering	shares of Common Stock (assuming we sell only shares of Common Stock and accompanying Common Warrants and no Pre-Funded Warrants, and none of the Common Warrants issued in this offering are exercised).

Use of Proceeds:	We estimate that the net proceeds from this offering will be approximately $ , based on an assumed combined public offering price of $ per share of Common Stock and accompanying Common Warrant, after deducting the Placement Agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to strengthen our cash position, aid us in regaining compliance with Nasdaq’s minimum requirement for total stockholders’ equity; working capital; and other general corporate purposes. Because this is a reasonable best efforts offering with no minimum amount as a condition to closing, we may not sell all or any of the securities offered hereby. As a result, we may receive significantly less in net proceeds than we currently estimate. See “Use of Proceeds” on page 22.

Risk Factors:	You should carefully read the “Risk Factors” on page 17 and other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock.

Nasdaq Symbol for Our Common Stock:	SBET

Unless otherwise indicated, the number of shares of Common Stock to be outstanding after this offering is based on 7,417,252 shares of Common Stock outstanding as of May 5, 2025. The number of shares of Common Stock outstanding after this offering excludes:

●	108,261 shares of Common Stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $7.59 per share;

●	306,808 shares of Common Stock underlying outstanding warrants and

●	no exercise of the Warrants being offered in this Offering.

16

RISK FACTORS

An investment in our securities involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus and the documents incorporated by reference into this prospectus, including those in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, incorporated herein by reference, before making an investment decision. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of our shares of Common Stock could decline materially, and you could lose all or part of your investment.

The risks included in this prospectus and the documents we have incorporated by reference into this prospectus are not the only risks we face. We may experience additional risks and uncertainties not currently known to us, or as a result of developments occurring in the future. Conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows and results of operations, and our ability to pay distributions to stockholders.

Risks Related to This Offering

You will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock you purchase. You may also experience future dilution as a result of future equity offerings.

The price per share, together with the number of shares of Common Stock we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our Common Stock. Our historical net tangible book value as of , 2025 was $ , or approximately $ per share of Common Stock. After giving effect to the issuance of shares of Common Stock or the exercise of the Pre-Funded Warrants to be sold in this offering at an assumed public offering price of $ per share (assuming a public offering price equal to the last sale price of our Common Stock as reported by Nasdaq on , 2025, which was $ per share of Common Stock), our as adjusted net tangible book value as of , 2025 would have been $ , or approximately $ per share of Common Stock. This represents an immediate dilution in the net tangible book value of $ per share of our Common Stock to our existing stockholders and an immediate increase in net tangible book value of approximately $ per share of our Common Stock to new investors, representing the difference between the assumed public offering price and our as adjusted net tangible book value as of , 2025, after giving effect to this offering, and the assumed public offering price per Share.

In addition, in order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our shares of Common Stock at prices that may not be the same as the price per share in this offering. In the event that the outstanding options or warrants are exercised or settled, or that we make additional issuances of shares of Common Stock or other convertible or exchangeable securities, you could experience additional dilution. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase shares of Common Stock in this offering. The price per share at which we sell additional shares of Common Stock or securities convertible into our Common Stock in future transactions, may be higher or lower than the price per share in this offering. As a result, purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell at prices significantly below the price at which they invested.

Resales of our Common Stock in the public market during this offering by our stockholders may cause the market price of our shares of Common Stock to fall.

Sales of a substantial number of shares of Common Stock could occur at any time. The issuance of new shares of Common Stock could result in resales of our shares of Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our shares of Common Stock.

17

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our shares of Common Stock that could result in further dilution to the investors purchasing our shares of Common Stock in this offering or result in downward pressure on the price of our Common Stock. We may sell our shares of Common Stock or other securities in any other offering at prices that are higher or lower than the prices paid by the investors in this offering, and the investors purchasing shares or other securities in the future could have rights superior to existing stockholders. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, our shares of Common Stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We intend to use the net proceeds from this offering to strengthen our cash position, aid us in regaining compliance with Nasdaq’s minimum requirement for total stockholders’ equity; working capital; and other general corporate purposes. The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return to our stockholders.

This offering may cause the trading price of our shares of Common Stock to decrease.

The price per share, together with the number of shares of Common Stock we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our shares of Common Stock. This decrease may continue after the completion of this offering.

There is no public market for the Pre-Funded Warrants and Common Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants and Common Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants and Common Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants and Common Warrants will be limited.

Holders of our Pre-Funded Warrants and Common Warrants will have no rights as Common Stock Stockholders until they acquire our shares of Common Stock.

Until you acquire our shares of Common Stock upon exercise of your Pre-Funded Warrants or the Common Warrants, you will have no rights with respect to the shares of Common Stock issuable upon exercise of your Warrants. Upon exercise of your Pre-Funded Warrants or the Common Warrants, you will be entitled to exercise the rights of a holder of shares only as to matters for which the record date occurs after the issuance date for such shares of Common Stock.

The Pre-Funded Warrants and the Common Warrants are speculative in nature.

The Pre-Funded Warrants and Common Warrants offered hereby do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Pre-Funded Warrants may acquire shares of our Common Stock issuable upon exercise of such warrants at an exercise price of $ per share and holders of the Common Warrants may acquire the Common Stock issuable upon exercise of such warrants at an exercise price per share equal to the public offering price of the Common Stock in this offering. Moreover, following this offering, the market value of the Pre-Funded Warrants and the Common Warrants is uncertain, and there can be no assurance that the market value of the Pre-Funded Warrants or the Common Warrants will equal or exceed their public offering price.

18

The Warrants may not have any value.

Each Warrant has an exercise price per share equal to the public offering price of the shares of Common Stock in this offering and expires on the fifth anniversary of its original issuance date. In the event the market price per share of Common Stock does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants will not have any value.

This is a reasonable best efforts offering, in which no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth herein. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund. Thus, we may not raise the amount of capital we believe is required for our operations and may need to raise additional funds to complete such short-term operations. Such additional fundraises may not be available or available on terms acceptable to us.

The Placement Agent is offering the shares on a “reasonable best efforts” basis, and the Placement Agent is under no obligation to purchase any shares for its own account. The Placement Agent is not required to sell any specific number or dollar amount of shares of Common Stock in this offering but will use its reasonable best efforts to sell the securities offered in this prospectus as a “reasonable best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement, including: a covenant to not enter into any equity financings for a certain number of days from closing of the offering, subject to certain exceptions.

Risks Related to Liquidity and Capital Resources

We will require additional capital to support our growth plans and such capital may not be available on reasonable terms or at all. If we do not raise sufficient capital, there is substantial doubt about our ability to continue as a going concern.

We will require additional capital to support our growth plans and such capital may not be available on reasonable terms or at all. If we do not raise sufficient capital, there is substantial doubt about our ability to continue as a going concern. In the pursuit of SharpLink’s long-term growth strategy and the development of its affiliate marketing services and related businesses, the Company has sustained continued operating losses. During the years ended December 31, 2024 and December 31, 2023, the Company had a net loss from continuing operations of $(4,473,643) and $(11,248,598), respectively; and cash used in operating activities from continuing operations of $(5,856,053) for the year ended December 31, 2024 and cash used for operating activities from continuing operations of $(4,916,412) for the prior year.

19

We are continually evaluating strategies to obtain the required additional funding for future operations. These strategies may include, but are not limited to, equity financings, issuing debt, evaluating potential business combinations, entering into other financing arrangements, and restructuring operations to increase revenues and decrease expenses. The Company may be unable to access further equity or debt financing when needed or obtain additional liquidity under acceptable terms, if at all. As such, these factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period. Our audited condensed consolidated financial statements for the year ended December 31, 2024 do not include any adjustments to the carrying amounts and classification of assets, liabilities and reported expenses that may be necessary if we were unable to continue as a going concern.

Until we can generate a sufficient amount of revenue to finance our capital needs, which we may never achieve, we expect to finance our cash needs primarily through public or private equity financings or conventional debt financings. We cannot be certain that additional funding will be available on acceptable terms, or at all. If we are not able to secure additional funding when needed to support our business growth and to respond to business challenges, track and comply with applicable laws and regulations, develop new technology and services or enhance our existing offering, improve our operating infrastructure, enhance our information security systems to combat changing cyber threats and expand personnel to support our business, we may have to delay or reduce the scope of future growth initiatives. Moreover, any additional equity financing that we obtain may dilute the ownership held by our existing stockholders. The economic dilution to our stockholders will be significant if our stock price does not materially increase, or if the effective price of any sale is below the price paid by a particular stockholder. Any debt financing could involve substantial restrictions on activities and creditors could seek additional pledges of some or all of our assets. If we fail to obtain additional funding as needed, we may be forced to cease or scale back operations, and our results, financial conditions and stock price would be adversely affected.

Risks Related to Our Expansion into the Crypto Gaming Market

The decentralized nature of cryptocurrencies and crypto gaming platforms means they are often not subject to the same level of regulation and oversight as traditional online gambling platforms.

One of the main risks of online crypto gaming is the lack of regulation or a proper legal framework to govern this type of digital currency. At the current time, the crypto space is a largely unregulated and decentralized landscape. Unlike fiat money, cryptocurrencies are not issued or backed by any government or monetary entity – either public or private – from which they can derive their authority as means of transaction. Despite the fact that many governments – both foreign and domestic – are trying to come to terms with cryptocurrencies, there is still very little guidance on how to deal with this form of value from a legal point of view. Given that the legal standing of crypto is not clear in most jurisdictions around the world, their use as a method of payment in crypto gaming may have serious implications.

Cryptocurrency-based gambling could become the intersection where all of the challenges posed by online gambling and cryptocurrencies collide. The lack of regulation and anonymity of cryptocurrency make this activity more complex and potentially more risky than traditional online gambling. Furthermore, cryptocurrency gambling websites might not offer the same level of consumer protection and safer gambling features as have previously been documented among conventional regulated online operators (Auer et al., 2020; Bonello & Griffiths, 2017; Catania & Griffiths, 2021; Cooney et al., 2021; Heirene et al., 2021). However, little is known about the practices of the latest generation of sophisticated cryptocurrency-based online gambling operators.

Cryptocurrency’s uncertain legal status, coupled with its use to bypass gambling bans, may leave our Company unprotected from fraudulent practices if we choose to proceed with acquiring control of Armchair and its CryptoCasino.com online gaming platform, or build or acquire other crypto-related gaming products and solutions, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

20

Although the blockchain boasts a high level of security when it comes to transactions, online crypto gambling sites are not exempt from hackers and cybercriminals trying to steal funds or personal information from users.

Crypto gambling platforms may be targeted by hackers and cybercriminals seeking to steal funds or personal information from users; so in the event we were to elect to exercise our right of first refusal to acquire a controlling position in Armchair, which owns and operates CryptoCasino.com, and if we fail to ensure property security measures are in place, we could be exposed to risks associated with users losing their funds or falling victim to identity theft or other cyberattacks, which could materially and adversely affect our business, brand reputation, financial condition, results of operations and growth prospects.

Many of our competitors have superior resources, which could adversely affect us.

Many companies currently operating within the crypto gaming ecosystem enjoy advantages such as greater financial resources, longer operational histories, larger user bases, bigger teams, and stronger brand recognition. Some, like SharpLink, are also not burdened with the additional costs and time commitments required of being an exchange-listed public company. These competitors may allocate more substantial resources to technology development, infrastructure enhancement, and marketing efforts. Moreover, they may be able to develop and deploy solutions more rapidly than us. In addition to existing competitors, the Company must contend with the potential of new entrants to the industry and the possibility of industry consolidation through business combinations and alliances, which could further strengthen the competitive positions of our rivals. Given our small team and relative lack of capital to many peers, we acknowledge that we face a competitive disadvantage in this landscape.

We face a number of risks associated with potential strategic alternatives and expansion opportunities we may elect to pursue.

We are conducting a formal process to explore strategic options to maximize stockholder value. We intend to use reasonable efforts to identify and evaluate potential transactions, and new business opportunities. Such activities are accompanied by risks commonly encountered in pursuing and completing such transactions, including, but not limited to, increased expenses associated with the process. Failure to manage the process to a desirable outcome could harm our business, our strategy and our operating results in a material way.

We are in a highly competitive market for a small number of business opportunities, which could reduce the likelihood of consummating one or more strategic alternatives. We are and will continue to be one of many participants in the pool of companies exploring strategic alternatives. A large number of established and well-financed entities, including special purpose acquisition companies, other public companies and venture capital firms, are active in mergers and acquisitions of companies that may be competing for similar opportunities or desirable target candidates as us. Nearly all of these entities have significantly greater financial resources, technical expertise, and managerial capabilities than we do; consequently, we are at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating one or more strategic alternatives.

While we are committed to exploring strategic options to maximize stockholder value, our management remains dedicated to operating our existing business and operations. This and other limitations on time and resources may adversely impact our ability to identify and consummate a successful strategic alternative. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will consummate any transaction. We cannot guarantee that we will be able to negotiate a business combination or other transaction on favorable terms.

In particular, we may not have the opportunity or the resources to exercise our right of first refusal to acquire a controlling interest in Armchair.

21

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $ million from the sale of the securities by us in this offering, based on an assumed combined public offering price of $ per share and accompanying Common Warrants (assuming a public offering price equal to the last sale price of our shares of Common Stock as reported by Nasdaq on , 2025, which was $ ), after deducting the Placement Agent fees and estimated offering expenses payable by us, and excluding the proceeds, if any, received from the exercise of warrants issued in this offering.

However, this is a “reasonable best efforts” offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of the securities offering pursuant to this prospectus; and, as a result, we may receive significantly less in net proceeds from this offering. For example, if we sell only 10%, 25%, 50% or 75% of the maximum amount offered, our net proceeds will be approximately $ million, $ million, $ million or $ million, respectively.

We intend to use the net proceeds from this offering to aid us in regaining compliance with Nasdaq’s minimum requirement for total stockholders’ equity, working capital and other general corporate purposes, including sales and marketing. We have no specific acquisition being contemplated at this time. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds from this offering. The amounts and timing of our actual expenditures will depend on numerous factors, including factors described under “Risk Factors” in this prospectus and the documents incorporated by reference herein. Pending our use of the net proceeds from this offering, if any, we may temporarily invest the net proceeds in investment-grade, interest-bearing securities.

22

MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Shares of our Common Stock are traded on The Nasdaq Capital Market (“Nasdaq”) under the symbol “SBET.” The last reported sale price of our Common Stock on May              , 2025 on the Nasdaq was $              per share. As of May 5, 2025, there were 56 stockholders of record of our Common Stock.

We have never declared or paid, and do not anticipate declaring, or paying in the foreseeable future, any cash dividends on our capital stock. Future determinations as to the declaration and payment of dividends, if any, will be at the discretion of our Board of Directors and will depend on then existing conditions, including our operating results, financial conditions, contractual restrictions, capital requirements, business prospects and other factors our Board of Directors may deem relevant.

Instead of paying cash dividends, we anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business. The payment of dividends is within the discretion of the Board of Directors and will depend on our earnings, capital requirements, financial condition, prospects, applicable Delaware law, which, among other requirements, provides that dividends are only payable out of retained earnings, and other factors our Board of Directors might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our Common Stock other than those generally imposed by applicable Delaware law.

23

CAPITALIZATION

The following table presents a summary of our cash and restricted cash and capitalization as of December 31, 2024:

●	on an actual basis; and

●	on an as adjusted basis to reflect the issuance and sale of Common Stock and accompanying Series A-1 and Series A-2 Common Stock Warrants in this offering, after deducting Placement Agent fees and estimated offering expenses payable by us. The as adjusted basis assumes no Pre-Funded Warrants are sold in this offering and excludes the proceeds, if any, from the exercise of any Series A-1 and/or Series A-2 Common Stock Warrants issued in this offering.

The audited as adjusted information below is prepared for illustrative purposes only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read the following table in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the historical financial statements and related notes in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, incorporated herein by reference.

	As of December 31, 2024
(in thousands)	Actual	As adjusted
Cash and restricted cash	$1,436,729	$

Common stock, $0.0001 par value; authorized shares 100,000,000; issued and outstanding shares: 4,887,531	461
Additional paid-in capital	79,920,365
Accumulated deficit	(77,808,959)
Total stockholders’ equity	$2,082,869	$

Each $0.10 increase (decrease) in the assumed public offering price of $              per share would increase (decrease) each of cash and restricted cash, additional paid-in capital and total stockholders’ equity by approximately $              million, assuming the number of shares of Common Stock and Common Warrants offered, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated Placement Agent fees and estimated offering expenses. Similarly, each increase (decrease) of shares in the number of shares of Common Stock and Common Warrants offered would increase (decrease) cash and cash equivalents, additional paid-in capital and total stockholders’ equity by approximately $              , assuming the assumed public offering price remains the same, and after deducting estimated Placement Agent fees and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

The number of shares of Common Stock outstanding before and after this offering is based on 7,417,252 shares of Common Stock outstanding as of May 5, 2025 and excludes:

●	108,261 shares of Common Stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $7.59 per share; and

●	306,808 shares of Common Stock underlying outstanding warrants.

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DILUTION

If you purchase our shares of Common Stock in this offering, your interest will be diluted immediately to the extent of the difference between the offering price per share you will pay in this offering and the as adjusted net tangible book value per share of our Common Stock after this offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of our shares of Common Stock outstanding.

As of              , 2025, our net tangible book value was              million, or $              per share of Common Stock.

After giving effect to the sale by us of                 shares of Common Stock and Series A-1 and Series A-2 Common Stock Warrants at an assumed public offering price of $                 per share of Common Stock and accompanying Common Warrants, and after deducting the Placement Agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2024, would have been $                 million, or $                 per share. This represents an immediate dilution in as adjusted net tangible book value of approximately $                 per share to our existing stockholders, and an immediate increase of $                 per share to purchasers of shares in this offering, as illustrated in the following table:

Assumed public offering price per share of Common Stock	$
Net tangible book value per share as of December 31, 2024	$
Net dilution in net tangible book value per share attributable to existing stockholders	$
As adjusted net tangible book value per share after this offering	$
Dilution in net tangible book value per share to new investors in the offering	$

A $0.10 increase (decrease) in the assumed public offering price of $ per share would result in an incremental increase (decrease) in our as adjusted net tangible negative book value of approximately $ million or approximately $ per share, and would result in an incremental increase (decrease) in the dilution to new investors of approximately $ per share, assuming that the number of shares of Common Stock sold by us remains the same and after deducting the Placement Agent fees and estimated offering expenses payable by us.

The number of shares of Common Stock outstanding before and after this offering is based on 7,417,252 shares of Common Stock outstanding as of May 5, 2025 and excludes:

●	108,261 shares of Common Stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $7.59 per share; and

●	306,808 shares of Common Stock underlying outstanding warrants.

25

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed. We may sell from time to time Common Stock, Preferred Stock, debt securities, warrants to purchase any such securities or any combination of the foregoing. In this prospectus, we refer to the Common Stock, Preferred Stock, debt securities and warrants to be sold by us collectively as “securities.”

If we issue debt securities at a discount from their original stated principal amount, then we will use the issue price, and not the principal amount, of such debt securities for purposes of calculating the total dollar amount of all securities issued under this prospectus.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Capital Stock Summary

The following description of SharpLink’s capital stock is a summary. This summary is subject to the DGCL and the complete text of SharpLink’s Amended and Restated Certificate of Incorporation and Bylaws.

SharpLink’s authorized capital stock consists of shares made up of:

●	100,000,000 shares of Common Stock, par value $0.0001 per share; and

●	15,000,000 shares of undesignated Preferred Stock, par value $0.0001 per share, the rights and preferences of which may be established from time to time by SharpLink’s Board of Directors.

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DESCRIPTION OF COMMON STOCK

General

We are authorized to issue up to 100,000,000 shares of Common stock, par value $0.0001 per share. As of May 5, 2025, we had 7,417,252 shares of Common Stock issued and outstanding.

The holders of our Common Stock are entitled to the following rights:

Voting Rights

Each share of SharpLink’s Common Stock outstanding is entitled to one vote on all matters on which stockholders of SharpLink generally are entitled to vote. However, holders of SharpLink’s Common Stock will not be entitled to vote on any amendment to the Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding classes or series of Preferred Stock if the holders of such affected classes or series are entitled, either separately or together with the holders of one or more other such class or series, to vote thereon pursuant to the Amended and Restated Certificate of Incorporation or the DGCL.

Generally, the Bylaws provide that, subject to applicable law or the Amended and Restated Certificate of Incorporation, all corporate actions to be taken by vote of the stockholders will be authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person, or by remote communication, if applicable, or represented by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the stockholders of such class or series who are present in person, or by remote communication, if applicable, or represented by proxy will be the act of such class or series. Directors will be elected by a plurality of the votes cast at a meeting of SharpLink stockholders for the election of directors at which a quorum is present.

Other Rights

Subject to the rights of holders of any then outstanding class or series of Preferred Stock, holders of SharpLink’s Common Stock are entitled to receive dividends and other distributions in cash, stock or property of SharpLink as the Board of Directors may declare thereon from time to time and will share equally on a per share basis in all such dividends and other distributions. In the event of SharpLink’s dissolution, whether voluntary or involuntary, after the payment in full of the amounts required to be paid to the holders of any outstanding class or series of Preferred Stock, the remaining assets and funds of SharpLink available for distribution will be distributed pro rata to the holders of SharpLink’s Common Stock in proportion to the number of shares held by them and to the holders of any class or series of Preferred Stock entitled to a distribution. Holders of SharpLink’s Common Stock will not have preemptive rights to purchase shares of SharpLink’s Common Stock. All outstanding shares of SharpLink’s Common Stock will be fully paid and non-assessable. The rights, preferences and privileges of holders of SharpLink’s Common Stock will be subject to those of the holders of any outstanding class or series of SharpLink’s Preferred Stock that SharpLink may issue in the future.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our Board of Directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction; or

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock.

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DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of SharpLink’s preferred stock (the “Preferred Stock”) that we may offer by this prospectus. The prospectus supplement will describe the specific terms of the series of the Preferred Stock offered through that prospectus supplement. Those terms may differ from the terms discussed below. Any series of Preferred Stock that we issue will be governed by our Amended and Restated Certificate of Incorporation, including the certificate of designations relating to such series of Preferred Stock, and our Bylaws.

Our Board of Directors without the approval of the stockholders may issue up to 15,000,000 shares of Preferred Stock in one or more classes or series; and with respect to each series of Preferred Stock, the Board of Directors will fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders. We will incorporate by reference as an exhibit to the registration statement that includes this prospectus the form of any certificate of designations that describes the terms of the series of Preferred Stock we are offering before the issuance of the related series of Preferred Stock. This description will include the following, to the extent applicable:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date, and method of calculation for dividends, if any;

●	whether any dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the Preferred Stock on any securities exchange or market;

●	whether the Preferred Stock will be convertible into our Common Stock and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the Preferred Stock will be exchangeable into debt securities and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the Preferred Stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale, or other assignment, if any;

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●	whether interests in the Preferred Stock will be represented by depositary shares;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the Preferred Stock;

●	the relative ranking and preferences of the Preferred Stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; any limitations on issuance of any class or series of Preferred Stock ranking senior to or on a parity with the series of Preferred Stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights, or limitations of, or restrictions on, the Preferred Stock.

SharpLink believes that the availability of the Preferred Stock under the Amended and Restated Certificate of Incorporation will provide us with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance will allow SharpLink to issue shares of Preferred Stock without the expense and delay of a special stockholders’ meeting. The authorized shares of Preferred Stock, as well as shares of Common Stock, will be available for issuance without further action by the Company’s stockholders, with the exception of any actions required by applicable law or the rules of any stock exchange on which SharpLink’s securities may be listed. The Board of Directors will have the power, subject to applicable law, to issue classes or series of Preferred Stock that could, depending on the terms of the class or series, impede the completion of a merger, tender offer or other takeover attempt.

When we issue shares of Preferred Stock under this prospectus, the shares, when issued in accordance with the terms of the applicable agreement, will be validity issued, fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Section 242 of DGCL provides that the holders of each class or series of stock will have the right to vote separately as a class on certain amendments to our certificate of incorporation, as amended, that would affect the class or series of Preferred Stock, as applicable. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Blank Check Preferred Stock

SharpLink US’s Board of Directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval. The Amended and Restated Certificate of Incorporation will permit SharpLink US to issue up to 15,000,000 shares of preferred stock. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of SharpLink US entitled to vote thereon, without a separate class vote of the holders of preferred stock, or any separate series votes of any series thereof, unless a vote of any such holders is required pursuant to the terms of any preferred stock certificate of designations.

Subject to the provisions of the Amended and Restated Certificate of Incorporation and limitations prescribed by law, SharpLink US’s Board of Directors will be expressly authorized, by resolution or resolutions, to designate, out of the unissued shares of preferred stock, new classes and series of preferred stock. The Board of Directors may fix the number of shares constituting such class or series and the designation of such class or series and the powers (including voting, if any), preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such class or series. Each class or series will be appropriately designated by a distinguishing designation prior to the issuance of any shares thereof. The powers (including voting, if any), preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes and series of preferred stock at any time outstanding.

The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, may adversely affect the rights of the combined Company’s Common Stockholders by, among other things:

●	restricting dividends on the Common Stock;
●	diluting the voting power of the Common Stock;
●	impairing the liquidation rights of the Common Stock; or
●	delaying or preventing a change in control without further action by the stockholders.

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DESCRIPTION OF WARRANTS

General

As of May 5, 2025, we had issued and outstanding warrants to purchase approximately 306,808 shares of our Common Stock with a weighted average exercise price per share of $0.18.

We may offer by means of this prospectus warrants for the purchase of our Common Stock or Preferred Stock. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

When we refer to a series of securities in this section, we mean all securities issued as part of the same series under any applicable indenture, agreement, or other instrument. When we refer to the prospectus supplement, we mean the applicable prospectus supplement describing the specific terms of the security that you purchase. The terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

The following description of warrants does not purport to be complete and is qualified in its entirety by reference to the description of a particular series of warrants contained in an applicable prospectus supplement. For information relating to our capital stock, see “Description of Common Stock,” and “Description of Preferred Stock.”

Agreements

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. Each series of warrants may be evidenced by certificates and may be issued under a separate indenture, agreement or other instrument to be entered into between us and a bank that we select as agent with respect to such series. The agent, if any, will have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.

General Terms of Warrants

The prospectus supplement relating to a series of warrants will identify the name and address of the warrant agent, if any. The prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title and issuer of the warrants;

●	the aggregate number of warrants;

●	the price or prices at which the warrants will be issued;

●	the currencies in which the price or prices of the warrants may be payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	the designation and terms of the other securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of security;

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●	if applicable, the date on and after which the warrants and any related securities will be separately transferable;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of such securities may be listed;

●	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

●	the minimum or maximum amount of warrants that may be exercised at any one time;

●	whether the warrants will be issued in fully registered for or bearer form, in global or non-global form, or in any combination of these forms;

●	information with respect to book-entry procedures, if any;

●	a discussion of certain U.S. federal income tax considerations; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. If any warrant is exercisable for other securities or other property, the following provisions will apply. Each such warrant may be exercised at any time up to any expiration date and time mentioned in the prospectus supplement relating to those warrants. After the close of business on any applicable expiration date, unexercised warrants will become void.

Warrants may be exercised by delivery of the certificate representing the securities to be exercised, or in the case of global securities by delivery of an exercise notice for those warrants, together with certain information, and payment to any agent in immediately available funds, as provided in the prospectus supplement, of the required purchase amount, if any. Upon receipt of payment and the certificate or exercise notice properly executed at the office indicated in the prospectus supplement, we will, in the time period the relevant agreement provides, issue and deliver the securities or other property purchasable upon such exercise. If fewer than all of the warrants represented by such certificates are exercised, a new certificate will be issued for the remaining amount of warrants.

If mentioned in the prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

Antidilution Provisions

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. In the case of warrants to purchase Common Stock, the exercise price payable and the number of shares of Common Stock purchasable upon warrant exercise may be adjusted in certain events, including:

●	the issuance of a stock dividend to Common stockholders or a combination, subdivision or reclassification of Common Stock;

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●	the issuance of rights, warrants or options to all Common and Preferred stockholders entitling them to purchase Common Stock for an aggregate consideration per share less than the current market price per share of Common Stock;

●	any distribution to our Common stockholders of evidences of our indebtedness of assets, excluding cash dividends or distributions referred to above; and

●	any other events mentioned in the prospectus supplement.

The prospectus supplement will describe which, if any, of these provisions shall apply to a particular series of warrants.

Unless otherwise specified in the applicable prospectus supplement, no adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number and no fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. We and any agent for any series of warrants may amend any warrant or rights agreement and the terms of the related warrants by executing a supplemental agreement, without any such warrant holders’ consent, for the purpose of:

●	curing any ambiguity, any defective or inconsistent provision contained in the agreement, or making any other corrections to the agreement that are not inconsistent with the provisions of the warrant certificates;

●	evidencing the succession of another corporation to us and its assumption of our covenants contained in the agreement and the securities;

●	appointing a successor depository if the securities are issued in the form of global securities;

●	evidencing a successor agent’s acceptance of appointment with respect to any securities;

●	adding to our covenants for the benefit of securityholders or surrendering any right or power we have under the agreement;

●	issuing warrants in definitive form, if such securities are initially issued in the form of global securities; or

●	amending the agreement and the warrants as we deem necessary or desirable and that will not adversely affect the interests of the applicable warrant holders in any material respect.

We and any agent for any series of warrants may also amend any agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the warrants of any series affected by such amendment, for the purpose of adding, modifying, or eliminating any of the agreement’s provisions or of modifying the rights of the holders of warrants. However, no such amendment that:

●	reduces the number or amount of securities receivable upon any exercise of any such security;

●	shortens the time period during which any such security may be exercised;

●	otherwise adversely affects the exercise rights of warrant holders in any material respect; or

●	reduces the number of securities, the consent of holders of which is required for amending the agreement or the related warrants;

may be made without the consent of each holder affected by that amendment.

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Consolidation, Merger, and Sale of Assets

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. Any agreement with respect to warrants will provide that we are generally permitted to merge or consolidate with another corporation or other entity. Any such agreement will also provide that we are permitted to sell our assets substantially as an entirety to another corporation or other entity or to have another entity sell its assets substantially as an entirety to us. With regard to any series of warrants, however, we may not take any of these actions unless all of the following conditions are met:

●	if we are not the successor entity, the person formed by the consolidation or into or with which we merge or the person to which our properties and assets are conveyed, transferred or leased must be an entity organized and existing under the laws of the United States, any state, or the District of Columbia and must expressly assume the performance of our covenants under any relevant indenture, agreement, or other instrument; and

●	we or that successor corporation must not immediately be in default under that agreement.

Enforcement by Holders of Warrants

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. Any agent for any series of warrants will act solely as our agent under the relevant agreement and will not assume any obligation or relationship of agency or trust for any securityholder. A single bank or trust company may act as agent for more than one issue of securities. Any such agent will have no duty or responsibility in case we default in performing our obligations under the relevant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any securityholder may, without the agent’s consent or consent of any other securityholder, enforce by appropriate legal action its right to exercise any warrant exercisable for any property.

Replacement of Certificates

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. We will replace any destroyed, lost, stolen, or mutilated warrant or rights certificate upon delivery to us and any applicable agent of satisfactory evidence of the ownership of that certificate and of its destruction, loss, theft or mutilation, and (in the case of mutilation) surrender of that certificate to us or any applicable agent, unless we have, or the agent has, received notice that the certificate has been acquired by a bona fide purchaser. That securityholder will also be required to provide indemnity satisfactory to us and the relevant agent before a replacement certificate will be issued.

Title

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. We, any agents for any series of warrants, and any of their agents may treat the registered holder of any certificate as the absolute owner of the securities evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

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Current Outstanding Warrants

Purchase Warrant

On February 15, 2023, the Company also issued to Alpha a warrant (the “Alpha Warrant”) to purchase 880,000 ordinary shares of the Company at an initial exercise price of $8.75 (the “Warrant Shares,” and, together with the Conversion Shares, and any other ordinary shares of the Company that may otherwise become issuable pursuant to the terms of the February 14, 2023 Debenture and Alpha Warrant, the “Underlying Shares”). The Alpha Warrant is exercisable in whole or in part, at any time on or after February 15, 2023 and before February 15, 2028. The exercise price of the Alpha Warrant was subject to an initial reset immediately prior to the Company’s filing of a proxy statement that included a stockholder proposal to approve the issuance of Underlying Shares in excess of 19.99% of the issued and outstanding ordinary shares on the respective closing date (the “Stockholder Proposal”) to the lower of $8.75 and the average of the five Nasdaq Official Closing Prices immediately preceding such date the. As a result, the exercise price has been reset to $4.0704, the average of the five Nasdaq Official Closing Prices immediately preceding April 14, 2023, the date the Company filed its preliminary proxy statement which included the Stockholder Proposal. The Alpha Warrant includes a beneficial ownership blocker of 9.99%. The Alpha Warrant provides for adjustments to the exercise price, in connection with stock dividends and splits, subsequent Sale of Business and rights offerings, pro rata distributions, and certain fundamental transactions.

In the event the Company, at any time while the Alpha Warrant is still outstanding, issues or grants any right to re-price, ordinary shares or any type of securities giving rights to obtain ordinary shares at a price below exercise price, Alpha shall be extended full-ratchet anti-dilution protection on the Alpha Warrant (reduction in price, only, no increase in number of Warrant Shares, and subject to customary Exempt Transaction issuances), and such reset shall not be limited by any floor price.

At the time of execution, the Company classified the Alpha Warrant as an equity contract and performed an initial fair value measurement. As the Alpha Warrant was issued with the sale of the February 14, 2023 debenture (the “Debenture”), the value assigned to the Alpha Warrant was based on an allocation of proceeds, subject to the allocation to the Debenture. The Company recorded a debt discount for the Alpha Warrant of $1,174,229, based on the Black Scholes option-pricing model which was calculated independently of the fair value of the Debenture, and recorded the Alpha Warrant as additional paid in capital in the condensed consolidated balance sheet as of December 31, 2023. Amortization of the debt discount amounted to $342,482 for the period ended December 31, 2023 and is included in interest expense on the condensed consolidated statements of operations.

The Alpha Warrant provides that in the event of a fundamental transaction, SharpLink, at Alpha’s option, would repurchase the Alpha Warrant from Alpha on the terms set forth in Section 3(e)(ii) of the warrant issued to Alpha to initially purchase 880,000 ordinary shares of SharpLink Israel (the “2023 Warrant”) (the “Warrant Repurchase”). On January 19, 2024, SharpLink and Alpha entered into a settlement agreement (the “Settlement Agreement”) whereby Alpha agreed to waive (i) the event of default under Section 3(e)(ii) of the Alpha Warrant in connection with the Sale of Business

Pursuant to Section 5(1) of the Alpha Warrant, Alpha further agreed to waive its right to elect that, in connection with and at the closing of the Sale of Business, the Alpha Warrant shall be repurchased by the Company as set forth in Section 3(e) of the 2023 Warrant. The Parties agreed in the Settlement Agreement that the Warrant Repurchase for its Black Scholes value shall take place upon the earlier of (a) June 30, 2024; (b) the Company raising a gross amount of not less than $3,000,000 whether by equity or debt; or (c) the Company entering into a “fundamental transaction” as defined in the 2023 Warrant. The parties further agree in the Settlement Agreement to fix the Black Scholes value of the 2023 Warrant for purposes of the Warrant Repurchase at $900,000.

On March 6, 2024, SharpLink entered into an Exchange Agreement (the “Exchange Agreement”) with Alpha to change the Warrant Repurchase of $900,000. Pursuant to the terms and conditions set forth in the Exchange Agreement, the Company agreed to exchange the 2023 Warrant for (i) 156,207 shares of Common Stock (the “Shares”), (ii)a pre-funded warrant in the amount of 469,560 shares of Common Stock (the “Pre-Funded Warrant”) and (iii) the unexchanged balance of the 2023 Warrant Repurchase (the “Warrant Repurchase Balance”). The Warrant Repurchase Balance of 254,233 warrants is valued at $170,636 and shall be subject to the repurchase terms set forth in the Settlement Agreement. The Pre-Funded Warrant and the Warrant Repurchase Balance were valued using the Black Scholes option-pricing model. As part of this transaction, the Company recorded a deemed dividend of $44,619 as presented in the statement of stockholders’ equity for the year ended December 31, 2024.

On June 30, 2024, SharpLink negotiated an Amendment to the Exchange Agreement (the “Amendment”) to reduce the strike price per warrant of the unexchanged balance of the 2023 Warrants Repurchase Balance from $4.07 to $0.0001 and to remove the re-purchase option. The modification to the Exchange Agreement was valued on June 29, 2024, the day before the modification, using the Black Scholes option-pricing model. The Company recorded a fair value adjustment of $17,996 on the condensed consolidated statements of operations during the second quarter of 2024 and removed the remaining accrued warrant liability of $152,386 through an adjustment to additional paid in capital.

Transfer Agent and Registrar

Our transfer agent is Equiniti Trust Company located at 48 Wall Street, Floor 23, New York, New York 10005.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our Common Stock are described in the section titled, “Description of Securities” in this prospectus.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price. Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.012. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Pre-Funded Warrants will be issued separately from the accompanying Common Stock Warrants and may be transferred separately immediately thereafter.

Exercisability. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of our shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Purchasers of the Pre-Funded Warrants in this offering may elect to deliver their exercise notice following the pricing of the offering and prior to the issuance of the Pre-Funded Warrants at closing to have their Pre-Funded Warrants exercised immediately upon issuance and receive shares of Common Stock underlying the Pre-Funded Warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Purchasers of Pre-Funded Warrants in this offering may also elect prior to the issuance of the Pre-Funded Warrants to have the initial exercise limitation set at 9.99% of our outstanding shares of Common Stock. No fractional shares of Common Stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will round up to the next whole share.

Cashless Exercise. If, at the time a holder exercises its Pre-Funded Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Pre-Funded Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

Transferability. Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Pre-Funded Warrants.

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Fundamental Transaction. In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of Common Stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction, other than one in which a successor entity that is a publicly traded corporation (whose stock is quoted or listed for trading on a national securities exchange, including, but not limited to, the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market) assumes the Pre-Funded Warrant such that the warrant shall be exercisable for the publicly traded common stock of such successor entity.

Common Stock Warrants

The following summary of certain terms and provisions of Series A-1 and Series A-2 Common Stock Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Series A-1 and Series A-2 Common Stock Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Series A-1 and Series A-2 Common Stock Warrants for a complete description of the terms and conditions of the Series A-1 and Series A-2 Common Warrants.

Series A-1 Common Stock Warrants

Duration and Exercise Price. The Company is also offering Series A-1 Common Stock Warrants to purchase up to an aggregate of _____________ shares of our Common Stock. Each Series A-1 Common Stock Warrant may be exercised, in cash or by a cashless exercise at the election of the holder at any time following the date of issuance and from time to time thereafter through and including the five year anniversary of the initial exercise date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The exercise price is separately subject to reduction in the event of certain future dilutive issuances of shares of Common Stock by us, including pursuant to Common Stock equivalents and convertible or derivative securities. The Series A-1 Common Stock Warrants will be issued separately from the shares of Common Stock and will be held separately immediately thereafter. One Series A-1 Common Stock Warrant to purchase one share of Common Stock will be issued for every share of Common Stock or Pre-Funded Warrant to purchase one share of Common Stock purchased in this offering.

Exercisability. The Series A-1 Common Stock Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Series A-1 Common Stock Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Series A-1 Common Stock Warrants up to 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A-1 Common Stock Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of Series A-1 Common Stock Warrants. In lieu of fractional shares, we will round up to the next whole share.

Cashless Exercise. If, at the time a holder exercises its Series A-1 Common Stock Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Series A-1 Common Stock Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Series A-1 Common Stock Warrants.

Transferability. Subject to applicable laws, a Series A-1 Common Stock Warrant may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the Series A-1 Common Stock Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no established public trading market for the Series A-1 Common Stock Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Series A-1 Common Stock Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Series A-1 Common Stock Warrants will be limited.

Right as a Stockholder. Except as otherwise provided in the Series A-1 Common Stock Warrants or by virtue of such holder’s ownership of our shares of Common Stock, the holders of the Series A-1 Common Stock Warrants do not have the rights or privileges of holders of our shares of Common Stock, including any voting rights, until they exercise their Series A-1 Common Stock Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the form of Series A-1 Common Stock Warrant, and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Series A-1 Common Stock Warrants will be entitled to receive upon exercise of the Series A-1 Common Stock Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series A-1 Common Stock Warrants immediately prior to such fundamental transaction, other than one in which a successor entity that is a publicly traded corporation (whose stock is quoted or listed for trading on a national securities exchange, including, but not limited to, the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market) assumes the Series A-1 Common Stock Warrant such that the warrant shall be exercisable for the publicly traded common stock of such successor entity.

Series A-2 Common Stock Warrants

Duration and Exercise Price. The Company is also offering Series A-2 Common Stock Warrants to purchase up to an aggregate of _____________ shares of our Common Stock. Each Series A-2 Common Stock Warrant may be exercised, in cash or by a cashless exercise at the election of the holder at any time following the date of issuance and from time to time thereafter through and including the one year anniversary of the initial exercise date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The exercise price is separately subject to reduction in the event of certain future dilutive issuances of shares of Common Stock by us, including pursuant to Common Stock equivalents and convertible or derivative securities. The Series A-2 Common Stock Warrants will be issued separately from the shares of Common Stock and will be held separately immediately thereafter. One Series A-2 Common Stock Warrant to purchase one share of Common Stock will be issued for every share of Common Stock or Pre-Funded Warrant to purchase one share of Common Stock purchased in this offering.

Exercisability. The Series A-2 Common Stock Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Series A-2 Common Stock Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Common Stock Warrants up to 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A-2 Common Stock Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of Series A-2 Common Stock Warrants. In lieu of fractional shares, we will round up to the next whole share.

Cashless Exercise. If, at the time a holder exercises its Series A-2 Common Stock Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Series A-2 Common Stock Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Series A-2 Common Stock Warrants.

Transferability. Subject to applicable laws, a Series A-2 Common Stock Warrant may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the Series A-2 Common Stock Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no established public trading market for the Series A-2 Common Stock Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Series A-2 Common Stock Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Series A-2 Common Stock Warrants will be limited.

Right as a Stockholder. Except as otherwise provided in the Series A-2 Common Stock Warrants or by virtue of such holder’s ownership of our shares of Common Stock, the holders of the Series A-2 Common Stock Warrants do not have the rights or privileges of holders of our shares of Common Stock, including any voting rights, until they exercise their Series A-2 Common Stock Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the form of Common Stock Warrant, and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Series A-2 Common Stock Warrants will be entitled to receive upon exercise of the Common Stock Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series A-2 Common Stock Warrants immediately prior to such fundamental transaction, other than one in which a successor entity that is a publicly traded corporation (whose stock is quoted or listed for trading on a national securities exchange, including, but not limited to, the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market) assumes the Series A-2 Common Stock Warrant such that the warrant shall be exercisable for the publicly traded common stock of such successor entity.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of May 5, 2025, with respect to the beneficial ownership of shares of our Common Stock by (i) each director, (ii) each named executive officer, (iii) all directors and executive officers as a group, and (iv) each person who we know beneficially owns more than 5% of our shares of Common Stock based on filings with the SEC, unless otherwise indicated below.

Name (1)	Number of Common Stock Beneficially Owned(2)	Percentage of Outstanding Common Stock(3)
Principal Stockholders
Alpha Capital Anstalt (“Alpha”)(4) (5) (6)	734,308	9.9%

Executive Officers
Rob Phythian, CEO(7)	279,120	3.8%
Robert DeLucia, CFO(8)	173,052	2.3%
Non-Employee Directors
Leslie Bernhard (9)	123,336	1.9%
Robert Gutkowski (9)	123,336	1.9%
Obie McKenzie (9)	123,336	1.9%
All directors and executive officers as a group	822,180	11.8%

1	Unless otherwise indicated, such individual’s address is C/O SharpLink Gaming, Inc., 333 Washington Avenue North, Suite 104, Minneapolis, Minnesota 55401.

2	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common Stock relating to options currently exercisable or exercisable within 60 days of the date of this table are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

3	Percentages are calculated based on 7,417,252 shares of Common Stock issued and outstanding as of May 5, 2025.

4	Beneficial ownership reflects the maximum number of Common Stock that may be acquired by Alpha subject to the Beneficial Ownership Limitation. Pursuant to the Company’s records, Alpha owns of record (i) 61,140 shares of Common Stock; and (iii) prefunded warrants in the amount of 839,604 shares.

6	Alpha’s address is Altenbach 8, 9490 Vaduz, Principality of Liechtenstein.

7	Includes 51,624 shares of Common Stock issuable upon exercise of options within 60 days and 75,000 RSUs which vest on June 30, 2025.

8	Includes 8,328 shares of Common Stock issuable upon exercise of options within 60 days and 75,000 RSUs which vest on June 30, 2025.
9	Includes 50,000 RSUs which vest on June 30, 2025.

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PLAN OF DISTRIBUTION

A.G.P. has agreed to act as our Placement Agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated , 2025. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but it has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. We may not sell the entire amount of securities offered pursuant to this prospectus.

We will enter into a securities purchase agreement directly with certain purchasers, at the purchaser’s option, who purchase our securities in this offering. Purchasers who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. We will deliver the securities being issued to purchasers upon receipt of purchaser funds for the purchase of the securities offered pursuant to this prospectus.

This offering will be completed no later than one business day following the commencement of this offering and the delivery of such securities will be made upon receipt of investor funds received by the Company. We expect to deliver the securities being offered pursuant to this prospectus on or about , 2025.

We have agreed to indemnify the Placement Agent and specified other persons against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

This offering is being conducted on a “reasonable best efforts” basis and the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent fees set forth in the table below (assuming the purchase of all of the securities we are offering).

	Per Share of Common Stock and Series A-1 and Series A-2 Common Stock Warrants	Per Pre-Funded Warrant and Series A-1 and Series A-2 Common Stock Warrants	Total
Public offering price	$	$	$
Placement Agent fees	$	$	$
Proceeds to us, before expenses(1)	$	$	$

(1) The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Pre-Funded Warrants or Series A-1 and Series A-2 Common Stock Warrants being issued in this offering.

We have agreed to pay to the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering. Because there is no minimum offering amount required as a condition to closing in this offering, the actual aggregate cash placement fee, if any, is not presently determinable and may be substantially less than the maximum amount set forth above. The Placement Agent shall also be entitled to a management fee equal to 1.0% of the gross proceeds of the offering.

We have also agreed to reimburse the Placement Agent at closing for legal and other expenses incurred by the Placement Agent in connection with this offering in an amount equal to up to $75,000 and for certain non-accountable expenses, up to $25,000. We estimate the total expenses payable by us for this offering, excluding the Placement Agent fees and expenses, will be approximately $ .

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The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(ii) of the Securities Act. and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 4l5(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Lock-Up Agreements

Our directors and executive officers have agreed to enter lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of Common Stock or securities convertible into, or exchangeable or exercisable for, our shares of Common Stock during a period ending 60 days after the date of this prospectus, without first obtaining the written consent of the Placement Agent, subject to certain exceptions. Specifically, these individuals have agreed, in part, not to:

●	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended;

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of our shares of Common Stock, in cash or otherwise;

●	make any demand for or exercise any right with respect to the registration of any of our securities;

●	publicly disclose the intention to make any offer, sale, pledge or disposition of, or to enter into any transaction, swap, hedge;

●	or other arrangement relating to any of our securities.

Notwithstanding these limitations, our securities may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

In addition, we have agreed that, subject to certain exceptions, (i) we will not conduct any issuances of our shares of Common Stock for a period of 60 days following closing of this offering and that (ii) we will not enter into a variable rate transaction for a period of 180 days following the closing of this offering.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the investors, in consultation with the Placement Agent based on the trading of our shares of Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the industry in which we operate, our past and present operating results, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, the previous experience of our executive officers, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Listing

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “SBET.” There is no established public trading market for the Common Warrants or Pre-Funded Warrants, and we do not expect such a market to develop. We do not intend to apply to list the Common Warrants or Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

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Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

On May 1, 2024, we entered into an ATM Sales Agreement with A.G.P. pursuant to which we may offer and sell, from time to time, through A.G.P.as sales agent, shares of our Common Stock, having an aggregate offering price of up to $1,676,366 in an “at-the-market offering” as defined in Rule 415 under the Securities Act of 1933, as amended; such sales may occur directly on the Nasdaq Capital Market, to or through a market maker, or in negotiated transactions at prevailing market prices or prices related thereto, with A.G.P. using commercially reasonable efforts consistent with its normal trading practices and applicable laws, subject to our instructions and without any obligation to purchase shares on a principal basis; we will pay A.G.P. a 3.0% commission on gross proceeds and reimburse up to $50,000 in initial expenses and $10,000 annually, while providing customary indemnification, and the offering will terminate upon the sale of all shares, mutual termination with five days’ notice, or the expiration of this registration statement; A.G.P. may perform future services for us or our affiliates for customary fees.

In addition, in the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the· accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates enter into a lending relationship with us, they will routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of Common Stock offered hereby. Any such short positions could adversely affect future trading prices of the shares of Common Stock offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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LEGAL MATTERS

The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for us by Satin and Lee Law P.C., Melville, New York. The Placement Agent is being represented in connection with this offering by Sullivan & Worcester LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in an applicable prospectus supplement.

EXPERTS

The consolidated financial statements of our Company as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of Cherry Bekaert LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report contains an explanatory paragraph regarding our ability to continue as a going concern.

TRANSFER AGENT

Our transfer agent is Equiniti Trust Company located at 48 Wall Street, Floor 23, New York, New York 10005.

LEGAL PROCEEDINGS

From time to time, we may become involved in lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Although we currently maintain liability insurance coverage intended to cover professional liability and certain other claims, we cannot assure that our insurance coverage will be adequate to cover liabilities arising out of claims asserted against us in the future where the outcomes of such claims are unfavorable to us. Liabilities in excess of our insurance coverage, including coverage for professional liability and certain other claims, could have a material adverse effect on our business, financial condition and results of operations. As of May 5, 2025, there are no pending, nor to our knowledge threatened, legal proceedings against us.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.sharplink.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and because we are a smaller reporting company, later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

●	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025;

●	Our definitive proxy statement on Schedule 14A, filed with the SEC on March 31, 2025;

●	Our preliminary proxy statement on Schedule 14A, filed with the SEC on March 21, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on January 10, 2025, February 28, 2025, March 26, 2025, April 3, 2025, April 23, 2025 and May 2, 2025.

As a smaller reporting company, we also are incorporating by reference any future information filed (rather than furnished) by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the initial filing of the registration statement of which this prospectus is a part and before the effective date of the registration statement and after the date of this prospectus until the termination of the offering. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus. You should direct requests for documents to:

SharpLink Gaming, Inc.

333 Washington Avenue North

Suite 104

Minneapolis, Minnesota 55401

Attention: Chief Financial Officer

Phone: 612-293-0619

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Up to Shares of Common Stock

Pre-Funded Warrants to Purchase Up to Shares of Common Stock

Up to Shares of Common Stock Underlying Pre-Funded Warrants

Series A-1 Common Stock Warrants to Purchase Up to Shares of Common Stock

Series A-2 Common Stock Warrants to Purchase Up to Shares of Common Stock

Up to Shares of Common Stock Underlying Common Stock Warrants

PRELIMINARY PROSPECTUS

Sole Placement Agent

A.G.P.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distributions

The following table sets forth the costs and expenses payable by SharpLink Gaming, Inc. (the “Company” or “SharpLink”) in connection with the offering and sale of the shares of Common Stock, par value $0.0001 per share, (the “Common Stock”) being registered. All amounts shown are estimates, except the Securities and Exchange Commission (the “SEC”) registration fee.

FINRA filing fee	$2,000
Accounting fees and expenses	100,000
Legal fees and expenses	110,000
Transfer agent and registrar fees	23,000
Printing expenses	-
Miscellaneous	10,000
Total	$245,000

Item 14. Indemnification of Directors and Officers

In accordance with the Company’s Amended and Restated Certificate of Incorporation as stated in Article 6 titled “Liabilities; Indemnification:”

6.1 To the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, a director or senior officer of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director or senior officer. No amendment to, modification of, or repeal of Section 6.1 shall apply to or have any effect on the liability or alleged liability of any director or senior officer of the Corporation for or with respect to any acts or omissions of such director or senior officer occurring prior to such amendment.

6.2 SharpLink may indemnify to the fullest extent permitted by law as it presently exists or may hereafter be amended any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that he, his testator, or intestate is or was a director, or senior officer, employee, or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director, senior officer, employee, or agent at the request of the Corporation or any predecessor to the Corporation. Any amendment, repeal, or modification of this Section 6.2 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Item 15. Recent Sales of Unregistered Securities

Purchase Warrant

On February 15, 2023, the Company issued to Alpha Capital Anstalt (“Alpha”) a warrant (the “Alpha Warrant”) to purchase 880,000 ordinary shares of the Company at an initial exercise price of $8.75 (the “Warrant Shares,” and, together with the Conversion Shares, and any other ordinary shares of the Company that may otherwise become issuable pursuant to the terms of the February 14, 2023 Debenture and Alpha Warrant, the “Underlying Shares”). The Alpha Warrant is exercisable in whole or in part, at any time on or after February 15, 2023 and before February 15, 2028. The exercise price of the Alpha Warrant was subject to an initial reset immediately prior to the Company’s filing of a proxy statement that included a stockholder proposal to approve the issuance of Underlying Shares in excess of 19.99% of the issued and outstanding ordinary shares on the respective closing date (the “Stockholder Proposal”) to the lower of $8.75 and the average of the five Nasdaq Official Closing Prices immediately preceding such date the. As a result, the exercise price has been reset to $4.0704, the average of the five Nasdaq Official Closing Prices immediately preceding April 14, 2023, the date the Company filed its preliminary proxy statement which included the Stockholder Proposal. The Alpha Warrant includes a beneficial ownership blocker of 9.99%. The Alpha Warrant provides for adjustments to the exercise price, in connection with stock dividends and splits, subsequent Sale of Business and rights offerings, pro rata distributions, and certain fundamental transactions.

In the event the Company, at any time while the Alpha Warrant is still outstanding, issues or grants any right to re-price, ordinary shares or any type of securities giving rights to obtain ordinary shares at a price below exercise price, Alpha shall be extended full-ratchet anti-dilution protection on the Alpha Warrant (reduction in price, only, no increase in number of Warrant Shares, and subject to customary Exempt Transaction issuances), and such reset shall not be limited by any floor price.

At the time of execution, the Company classified the Alpha Warrant as an equity contract and performed an initial fair value measurement. As the Alpha Warrant was issued with the sale of the February 14, 2023 debenture (the “Debenture”), the value assigned to the Alpha Warrant was based on an allocation of proceeds, subject to the allocation to the Debenture. The Company recorded a debt discount for the Alpha Warrant of $1,174,229, based on the Black Scholes option-pricing model which was calculated independently of the fair value of the Debenture, and recorded the Alpha Warrant as additional paid in capital in the condensed consolidated balance sheet as of December 31, 2023. Amortization of the debt discount amounted to $342,482 for the period ended December 31, 2023 and is included in interest expense on the condensed consolidated statements of operations.

The Alpha Warrant provides that in the event of a fundamental transaction, SharpLink, at Alpha’s option, would repurchase the Alpha Warrant from Alpha on the terms set forth in Section 3(e)(ii) of the warrant issued to Alpha to initially purchase 880,000 ordinary shares of SharpLink Israel (the “2023 Warrant”) (the “Warrant Repurchase”). On January 19, 2024, SharpLink and Alpha entered into a settlement agreement (the “Settlement Agreement”) whereby Alpha agreed to waive (i) the event of default under Section 3(e)(ii) of the Alpha Warrant in connection with the Sale of Business

Pursuant to Section 5(1) of the Alpha Warrant, Alpha further agreed to waive its right to elect that, in connection with and at the closing of the Sale of Business, the Alpha Warrant shall be repurchased by the Company as set forth in Section 3(e) of the 2023 Warrant. The Parties agreed in the Settlement Agreement that the Warrant Repurchase for its Black Scholes value shall take place upon the earlier of (a) June 30, 2024; (b) the Company raising a gross amount of not less than $3,000,000 whether by equity or debt; or (c) the Company entering into a “fundamental transaction” as defined in the 2023 Warrant. The parties further agree in the Settlement Agreement to fix the Black Scholes value of the 2023 Warrant for purposes of the Warrant Repurchase at $900,000.

On March 6, 2024, SharpLink entered into an Exchange Agreement (the “Exchange Agreement”) with Alpha to change the Warrant Repurchase of $900,000. Pursuant to the terms and conditions set forth in the Exchange Agreement, the Company agreed to exchange the 2023 Warrant for (i) 156,207 shares of Common Stock (the “Shares”), (ii)a pre-funded warrant in the amount of 469,560 shares of Common Stock (the “Pre-Funded Warrant”) and (iii) the unexchanged balance of the 2023 Warrant Repurchase (the “Warrant Repurchase Balance”). The Warrant Repurchase Balance of 254,233 warrants is valued at $170,636 and shall be subject to the repurchase terms set forth in the Settlement Agreement. The Pre-Funded Warrant and the Warrant Repurchase Balance were valued using the Black Scholes option-pricing model. As part of this transaction, the Company recorded a deemed dividend of $44,619 as presented in the statement of stockholders’ equity for the year ended December 31, 2024.

On June 30, 2024, SharpLink negotiated an Amendment to the Exchange Agreement (the “Amendment”) to reduce the strike price per warrant of the unexchanged balance of the 2023 Warrants Repurchase Balance from $4.07 to $0.0001 and to remove the re-purchase option. The modification to the Exchange Agreement was valued on June 29, 2024, the day before the modification, using the Black Scholes option-pricing model. The Company recorded a fair value adjustment of $17,996 on the condensed consolidated statements of operations during the second quarter of 2024 and removed the remaining accrued warrant liability of $152,386 through an adjustment to additional paid in capital.

On April 2, 2025, SharpLink entered into an exchange agreement (“2025 Exchange Agreement”) with Alpha, whereby, pursuant to the terms and conditions set forth in the 2025 Exchange Agreement and in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), 7,202 shares of the Company’s Series A-1 Preferred Stock and 12,481 shares of the Company’s Series B Preferred Stock (collectively, the “Existing Securities”) held by Alpha were exchanged for 464,195 shares of SharpLink’s common stock (“Common Stock”) and 535,805 prefunded warrants to purchase shares of SharpLink’s common stock (“Alpha Prefunded Warrants”) at an exercise price of $0.001. With the exchange of Alpha’s Existing Securities for Common Stock and Alpha Prefunded Warrants, SharpLink no longer has any Series A-1 Preferred Stock or Series B Preferred Stock issued and outstanding.

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Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description

1.1*	Form of Placement Agent Agreement

2.1	Agreement and Plan of Merger, dated June 14, 2023, by and among SharpLink Gaming Ltd., SharpLink Gaming, Inc., and SharpLink Merger Sub Ltd. (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-4 filed with the SEC on June 15, 2023).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated July 24, 2023, by and among SharpLink Gaming Ltd., SharpLink Gaming, Inc., and SharpLink Merger Sub Ltd. (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-1 filed with the SEC on September 22, 2023).

3.1	Memorandum of Association of SharpLink Gaming Ltd. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on April 26, 2023) (translated from Hebrew; the original language version is on file with the Registrant and is available upon request)

3.2	Second Amended and Restated Articles of Association of SharpLink Gaming Ltd. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the SEC on May 26, 2023)

3.3	Amended and Restated Articles of Association of SharpLink Gaming, Ltd., dated October 24, 2023 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on October 25, 2023)

3.5	Certificate of Incorporation of SharpLink Gaming, Inc. (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-4 filed with the SEC on June 15, 2023)

3.6	Amended and Restated Certificate of Incorporation of SharpLink Gaming, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K12B filed with the SEC on February 13, 2024)

3.7	Certificate of Designation of the Series A-1 Preferred Stock of SharpLink Gaming, Inc., par value $0.0001 per share (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K12B filed with the SEC on February 13, 2024)

3.8	Certificate of Designation of the Series B Preferred Stock of SharpLink Gaming, Inc., par value $0.0001 per share (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K12B filed with the SEC on February 13, 2024)

3.9	Bylaws of SharpLink Gaming, Inc. (incorporated by reference to Exhibit 3.4 to the Current Report on Form 8-K12B filed with the SEC on February 13, 2024)

3.10	Certificate of Amendment to Amended and Restated Certificate of Incorporation of SharpLink Gaming, Inc., dated May 2, 2025 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed with the SEC on May 2, 2025)

4.1	Form of Regular Warrant issued to Alpha Capital Anstalt (incorporated by reference to Exhibit 4.2 to the Current Report on Form 6-K submitted to the SEC on November 19, 2021)

4.2	Common Stock Purchase Warrant for 800,000 shares in favor of Alpha Capital Anstalt, dated February 15, 2023 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K/A filed with the SEC on February 17, 2023)

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4.3	MTS Warrant issued to Roy Hess for 58,334 Ordinary Shares of SharpLink Gaming Ltd. (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-4 filed with the SEC on June 15, 2023)

4.4	MTS Warrant issued to Roy Hess for 25,000 Ordinary Shares of SharpLink Gaming Ltd. (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-4 filed with the SEC on June 15, 2023)

4.5	Common Stock Purchase Warrant of SportsHub Games Network, Inc., dated October 29, 2018 (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-1 filed with the SEC on September 22, 2023)

4.6*	Form of Pre-Funded Warrant

4.7*	Form of Series A-1 Common Stock Purchase Warrant

4.8*	Form of Series A-2 Common Stock Purchase Warrant

5.1*	Opinion of Satin and Lee Law P.C.

10.1	Agreement and Plan of Merger, dated April 15, 2021, among Mer Telemanagement Solutions Ltd., SharpLink, Inc., and New SL Acquisition Corp. (incorporated by reference to Exhibit 99.2 to the Current Report on Form 6-K submitted to the SEC on April 15, 2021)

10.2	Amendment No. 1 to Agreement and Plan of Merger, dated July 23, 2021, Mer Telemanagement Solutions Ltd., New SL Acquisition Corp. and SharpLink, Inc. (incorporated by reference to Exhibit 2.2 to the Registration Statement on Form F-3 filed with the SEC on July 27, 2021)

10.3+	SharpLink, Inc. 2020 Stock Incentive Plan (incorporated by reference to Exhibit 99.2 to the Registration Statement on Form S-8 filed with the SEC on October 12, 2021)

10.4+	2021 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 filed with the SEC on October 12, 2021)

10.5+	SharpLink Gaming, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-8 filed with the SEC on March 4, 2024)

10.6+	Employment Agreement by and between SharpLink, Inc. and Rob Phythian, dated July 26, 2021 (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-4 filed with the SEC on February 3, 2022)

10.7+	Employment Agreement by and between SharpLink, Inc. and Chris Nicholas, dated July 26, 2021 (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-4 filed with the SEC on February 3, 2022)

10.8+	Employment Agreement by and between SharpLink Gaming Ltd. and Bob DeLucia, dated August 16, 2022 (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1/A filed with the SEC on May 8, 2023)

10.9+	Directors and Officers Compensation Policy (incorporated by reference to Annex C to Exhibit 99.2 of the Current Report on Form 6-K submitted to the SEC on July 28, 2022)

10.10	Securities Purchase Agreement dated December 23, 2020, between SharpLink, Inc. and Alpha Capital Anstalt, as amended on June 15, 2021 and July 23, 2021 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 6-K submitted to the SEC on November 19, 2021)

10.11	Securities Purchase Agreement dated November 16, 2021 between the Company and Alpha Capital Anstalt (incorporated by reference to Exhibit 10.1 to the Current Report on Form 6-K submitted to the SEC on November 19, 2021)

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10.12	Asset Purchase Agreement, dated December 31, 2021, by and among FourCubed Acquisition Company, LLC, 6t4 Company, FourCubed Management, LLC, Chris Carlson, and SharpLink Gaming Ltd. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 6-K submitted to the SEC on January 12, 2022)

10.13†	Registration Rights Agreement, dated December 31, 2021, by and among SharpLink Gaming Ltd., 6t4 Company, and Chris Carlson (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 6-K submitted to the SEC on January 12, 2022)

10.14	Agreement and Plan of Merger, dated September 7, 2022, by and among Sharplink Gaming Ltd., SHGN Acquisition Corp., SportsHub Games Network, Inc. and Christian Peterson, in his capacity as the Stockholder Representative (incorporated by reference to Annex A-1 to Exhibit 99.2 of the Current Report on Form 6-K submitted to the SEC on November 8, 2022)

10.15	First Amendment to Agreement and Plan of Merger, dated November 2, 2022, by and among Sharplink Gaming Ltd., SHGN Acquisition Corp., SportsHub Games Network, Inc. and Christian Peterson, in his capacity as the Stockholder Representative (incorporated by reference to Annex A-1 to Exhibit 99.2 of the Current Report on Form 6-K submitted to the SEC on November 8, 2022)

10.16††	Share and Asset Purchase Agreement, dated as of November 9, 2022, by and between SharpLink Gaming Ltd. and Entrypoint South Ltd. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 6-K submitted to the SEC on January 5, 2023)

10.17	Revolving Credit Agreement, dated February 13, 2023, by and between SharpLink, Inc. and Platinum Bank (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.18	Revolving Promissory Note, dated February 13, 2023, executed by SharpLink, Inc. (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.19	Deposit Account Pledge And Control Agreement, dated February 13, 2023, by and between SHGN Acquisition Corp. and Platinum Bank (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.20	Form of Company Guaranty, dated February 13, 2023, issued by SHGN Acquisition Corp., SLG 1 Holdings LLC and SLG 2 Holdings LLC (incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.21	Term Loan Agreement, dated June 9, 2020, by and between SportsHub Games Network, Inc. and Platinum Bank (incorporated herein by reference to Exhibit 10.5 to the Current Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.22	Amendment Agreement, dated November 4, 2021, by and between SportsHub Games Network, Inc., LeagueSafe Management, LLC, Virtual Fantasy Games Acquisition, LLC, Rob Phythian, Chris Nicholas and Platinum Bank (incorporated herein by reference to Exhibit 10.6 to the Current Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.23	Consent, Assumption and Second Amendment Agreement, dated February 13, 2023, by and between SHGN Acquisition Corp., LeagueSafe Management, LLC, Virtual Fantasy Games Acquisition, LLC and Platinum Bank (incorporated herein by reference to Exhibit 10.7 to the Current Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.24	Amended and Restated Term Promissory Note, dated February 13, 2023, executed by SHGN Acquisition Corp. (incorporated herein by reference to Exhibit 10.8 to the Current Report on Form 8-K/A filed with the SEC on February 17, 2023)

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10.25	Security Agreement, dated June 9, 2020, executed by SHGN Acquisition Corp. (incorporated herein by reference to Exhibit 10.9 to the Current Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.26	Third Party Security Agreement, dated as of June 9, 2020, executed by Virtual Fantasy Games Acquisition, LLC (incorporated herein by reference to Exhibit 10.10 to the Current Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.27	Amended and Restated Deposit Account Pledge Agreement, dated February 13, 2023, executed by SHGN Acquisition Corp. (incorporated herein by reference to Exhibit 10.11 to the Current Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.28	Revolving Credit Agreement, dated March 27, 2020, by and between SportsHub Games Network, Inc. and Platinum Bank (incorporated herein by reference to Exhibit 10.12 to the Current Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.29	Second Amendment Agreement, dated November 4, 2021, by and between SportsHub Games Network, Inc., LeagueSafe Management, LLC, Virtual Fantasy Games Acquisition, LLC and Platinum Bank (incorporated herein by reference to Exhibit 10.13 to the Current Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.30	Consent, Assumption and Third Amendment Agreement, dated February 13, 2023, by and between SHGN Acquisition Corp., LeagueSafe Management, LLC, Virtual Fantasy Games Acquisition, LLC and Platinum Bank (incorporated herein by reference to Exhibit 10.14 to the Current Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.31	Amended and Restated Promissory Note executed by SHGN Acquisition Corp., dated February 13, 2023 (incorporated herein by reference to Exhibit 10.15 to the Current Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.32	Security Agreement, dated March 27, 2020, executed by SportsHub Games Network, Inc. (incorporated herein by reference to Exhibit 10.16 to the Current Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.33	Security Agreement, dated March 27, 2020, by and between LeagueSafe Management, LLC and SportsHub Games Network, Inc. (incorporated herein by reference to Exhibit 10.17 to the Current Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.34	Third Party Security Agreement, dated March 27, 2020, executed by Virtual Fantasy Games Acquisition, LLC (incorporated herein by reference to Exhibit 10.18 to the Current Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.35	Securities Purchase Agreement, dated February 14, 2023, by and between SharpLink, Inc. and Alpha Capital Anstalt (incorporated herein by reference to Exhibit 10.19 to the Current Report on Form 8-K filed with the SEC on February 16, 2023)

10.36	8% Senior Convertible Debenture Due February 15, 2026 (incorporated herein by reference to Exhibit 10.20 to the Current Report on Form 8-K filed with the SEC on February 16, 2023)

10.37	Registration Rights Agreement, dated February 14, 2026, by and between SharpLink, Inc. and Alpha Capital Anstalt (incorporated herein by reference to Exhibit 10.21 to the Current Report on Form 8-K filed with the SEC on February 16, 2023)

10.38	SportsHub Games Network, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.6+ to the Registration Statement on Form S-1 filed with the SEC on September 22, 2023)

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10.39	Form of Placement Agent Agreement (incorporated by reference to Exhibit 1.1 to the Registration Statement on Amendment No. 1 to Form S-1 filed with the SEC on October 6, 2023)

10.40	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.6 to the Registration Statement on Amendment No. 1 to Form S-1 filed with the SEC on October 6, 2023)

10.41	Form of Ordinary Warrant (incorporated by reference to Exhibit 4.7 to the Registration Statement on Amendment No. 1 to Form S-1 filed with the SEC on October 6, 2023)

10.42	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.8 to the Registration Statement on Amendment No. 1 to Form S-1 filed with the SEC on October 6, 2023)

10.43	Director Agreement with Obie McKenzie, dated February 12, 2024 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K12B filed with the SEC on February 13, 2024)

10.44	Director Agreement with Leslie Bernhard, dated February 11, 2024 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K12B filed with the SEC on February 13, 2024)

10.45	Confidentiality Agreement with Obie McKenzie, dated February 14, 2024 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K12B filed with the SEC on February 13, 2024)

10.46	Confidentiality Agreement with Leslie Bernhard, dated February 14, 2024 (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K12B filed with the SEC on February 13, 2024)

10.47	Director Agreement with Robert Gutkowski, dated February 16, 2024 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on February 21, 2024)

10.48	Confidentiality Agreement with Robert Gutkowski, dated February 16, 2024 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on February 21, 2024)

10.49	2024 Executive Compensation Plan, adopted February 16, 2024 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on February 21, 2024)

10.50	Employment Agreement with Rob Phythian, dated February 16, 2024 (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on February 21, 2024)

10.51	Employment Agreement with Robert DeLucia, dated February 16, 2024 (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the SEC on February 21, 2024)

10.52	ATM Sales Agreement, dated May 1, 2024 between SharpLink Gaming, Inc. and A.G.P./Alliance Global Partners (incorporated herein by reference to Exhibit 1.2 to the Company’s Registration Statement on Form S-3 (File No. 333-279065) filed with the SEC on May 2, 2024)

10.53	Amended and Fully Restated Post Closing Assignment Agreement between SharpLink Gaming Ltd., SHGN Acquisition Corp., RSports Interactive and SportsHub PA Holdings, LLC, dated May 8, 2024 (incorporated herein by reference to Exhibit 1.1 to the Report on Form 8-K filed with the SEC on May 14, 2024)

10.54	Exchange Agreement No. 2 between SharpLink Gaming, Inc. and Alpha Capital Anstalt, dated July 10, 2024 (incorporated herein by reference to Exhibit 1.1 to the Report on Form 8-K filed with the SEC on July 16, 2024)

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10.55	Common Stock Purchase Warrant between SharpLink Gaming, Inc. and Alpha Capital Anstalt (incorporated herein by reference to Exhibit 1.2 to the Report on Form 8-K filed with the SEC on July 16, 2024)

10.56	Subscription and Investment Agreement between SharpLink Gaming, Inc. and Armchair Enterprises Limited, dated February 24, 2025 (incorporated herein by reference to Exhibit 10.1 to the Report on Form 8-K filed with the SEC on February 28, 2025)

10.57*	Form of Securities Purchase Agreement

10.59+	2025 Executive Compensation Plan (incorporated herein by reference to Exhibit 10.1 to the Report on Form 8-K filed with the SEC on March 26, 2025)

10.60+	2025 Board Compensation Plan (incorporated herein by reference to Exhibit 10.2 to the Report on Form 8-K filed with the SEC on March 26, 2025)

10.61+	Amendment No. 1 to the Executive Employment Agreement between SharpLink Gaming, Inc. and Robert Phythian, dated March 19, 2025 (incorporated herein by reference to Exhibit 10.3 to the Report on Form 8-K filed with the SEC on March 26, 2025)

10.62+	Amendment No. 1 to the Executive Employment Agreement between SharpLink Gaming, Inc. and Robert DeLucia, dated March 19, 2025 (incorporated herein by reference to Exhibit 10.4 to the Report on Form 8-K filed with the SEC on March 26, 2025)

10.63	Exchange Agreement between SharpLink Gaming, Inc. and Alpha Capital Anstalt, dated April 2, 2025 (incorporated herein by reference to Exhibit 10.1 to the Report on Form 8-K filed with the SEC on April 3, 2025)

10.64	Prefunded Common Stock Purchase Warrant between SharpLink Gaming, Inc. and Alpha Capital Anstalt, dated April 2, 2025 (incorporated herein by reference to Exhibit 10.1 to the Report on Form 8-K filed with the SEC on April 3, 2025)

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed to the SEC on April 5, 2023)

23.1*	Consent of Cherry Bekaert, LLP

23.5*	Consent of Satin and Lee Law P.C. (included in Exhibit 5.1)

24.1	Power of Attorney

107*	Filing Fee Table

*	Filed herewith
†	Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain information contained in this has been redacted as indicated therein
††	Annexes and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted annexes and schedules upon request.
+	Indicates management contract or compensatory plan.

(b) Financial Statement Schedules.

None.

Item 17. Undertakings

We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (l)(ii) and (l)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 462(b) that is part of the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such first use.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling persons the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) that:

(a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, SharpLink Gaming, Inc. has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 5th day of May, 2025.

SharpLink Gaming, Inc.

By:	/s/Rob Phythian
Name:	Rob Phythian
Title:	Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Rob Phythian and Robert DeLucia, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/Rob Phythian	Chief Executive Officer and Director	May 5, 2025
Rob Phythian	(Principal Executive Officer)

/s/Robert DeLucia	Chief Financial Officer	May 5, 2025
Robert DeLucia	(Principal Financial Officer and Principal Accounting Officer)

/s/Leslie Bernhard	Director	May 5, 2025
Leslie Bernhard

/s/Robert Gutkowski	Director	May 5, 2025
Robert Gutkowski

/s/Obie McKenzie	Director	May 5, 2025
Obie McKenzie

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